Filed pursuant to Rule 433(d)
Registration Statement No. 333-130373

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the base prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Dated:  August 23, 2007

Term Sheet Supplement

$414,303,000 (Approximate)

MASTR Asset Backed Securities Trust 2007-HE2
(Issuing Entity)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

Wells Fargo Bank, N.A.
(Master Servicer, Custodian and Trust Administrator)

Option One Mortgage Corporation
(Servicer)

Barclays Capital Real Estate Inc. d/b/a HomEq Servicing
(Servicer)

Mortgage Pass Through Certificates, Series 2007-HE2

UBS Investment Bank
For use with base prospectus dated February 26, 2007

S-3

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky.  In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their mortgage loans in whole or in part at any time.  We cannot predict the rate at which mortgagors will repay their mortgage loans.  A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.

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The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the related mortgage loans.  In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates.  Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease.  Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

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Certain mortgage loans as set forth in the table entitled “Prepayment Penalty Term of the Aggregate Mortgage Loans” in the term sheet require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•
The related originator or the seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured.  Furthermore, each servicer has the option to purchase mortgage loans serviced by it that become 90 days or more delinquent.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.  In addition, each servicer may exercise such option on its own behalf or on behalf of another party at such party’s expense (including, but not limited to a purchaser of the Class CE, Class P or Residual Certificates) which would benefit from the removal of such delinquent mortgage loans. Investors should note that the removal of any delinquent mortgage loan by the servicer from the trust may affect the loss and delinquency tests which determine the level of the overcollateralization target amount, which may adversely affect the market value of the certificates.

•
The party designated in the pooling and servicing agreement may purchase all of the mortgage loans and any REO properties and retire the certificates when the aggregate principal balance of the mortgage loans and any REO properties is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

•	If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•
As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization and amounts received under the Interest Rate Swap Agreement, as described herein, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Class A Certificates and the Mezzanine Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A Certificates and the Mezzanine Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level.  In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated among the Class A Certificates based on the amount of principal actually received on the related mortgage loans for the related distribution date.  This, as well as the relative sizes of any loan groups, may magnify the prepayment effect on the Class A Certificates caused by the relative rates of prepayments and defaults experienced by the related mortgage loans.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Certificates

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region.  Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans.  In accordance with the servicing standard set forth in the pooling and servicing agreement, each servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans serviced by it to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the “Relief Act”) or any state law providing for similar relief.  See “Certain Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the base prospectus.  Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicers, the master servicer, any subservicer or any bond guaranty insurance policy.

Interest Only Mortgage Loans

Certain mortgage loans as set forth in the table entitled “Product Type of the Aggregate Mortgage Loans” in the term sheet require the related borrowers to make monthly payments only of accrued interest for the first 60 or 120 months following origination.  After such interest-only period, each such borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date.  If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment.  Because no principal payments may be made or advanced on such mortgage loans for 60 or 120 months following origination, the certificateholders will receive smaller principal distributions during the related period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans.  This slower rate of principal distributions may reduce the return on an investment in the offered certificates that are purchased at a discount.

Second Lien Loan Risk

Certain mortgage loans as set forth in the table entitled “Lien Status of the Aggregate Mortgage Loans” in the term sheet are secured by second liens on the related mortgaged properties.  The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs.  When any second lien mortgage loan becomes 180 days or more delinquent, a servicer may write off the entire balance of such mortgage loan as a bad debt.  The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that each servicer would determine foreclosure to be uneconomical in the case of such mortgage loans.  The rate of default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.  Once a second lien mortgage loan is charged off, any recoveries received by the servicers will be distributed to the Class X Certificates.

Simultaneous Second Lien Risk

Approximately 2.66% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) were, as of origination, subject to a second lien mortgage loan which may or may not be included in the trust.  The weighted average loan-to-value ratio of such mortgage loans at origination is approximately 79.67% and the weighted average combined loan-to-value ratio of such mortgage loans at origination (including the second lien) is approximately 96.45%.  With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property.  In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan.  Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender.

Balloon Loan Risk

Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term.  If the mortgagor is unable to pay the lump sum or refinance such amount, the related servicer will make limited advances as described in the pooling and servicing agreement.  Certain mortgage loans are balloon loans, as set forth in the table entitled “Collateral Summary for the Aggregate Mortgage Loans” in the term sheet.

Payment Status of the Mortgage Loans

As of August 1, 2007, none of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) were 60-89 days delinquent and approximately 0.46% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) were 30-59 days delinquent, in each case, based on the OTS method.  However, with respect to approximately 32.50% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date), the first payment on the mortgage loans is due on or after August 1, 2007 and such mortgage loans could not have been 30-59 days delinquent as of August 1, 2007.  For a description of the OTS method, see “The Mortgage Loans” herein.  It is possible that a delinquent mortgage loan will not ever become current or if it does become current, that the mortgagor may become delinquent again.  As a result of the inclusion of delinquent mortgage loans, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics.

Each servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loan (to the extent such advances are deemed by such servicer to be recoverable), until such mortgage loans become current.  Furthermore, with respect to any delinquent mortgage loan, a servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan.  If a servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

An originator may be required to repurchase any mortgage loan in the trust to the extent any such mortgage loan experiences an early payment default (i.e., the first payment due to the depositor is not received within 30 days of that payment being due).  These purchases will have the same effect on the holders of the certificates as a prepayment of those mortgage loans and may adversely affect the yield on the certificates.  In the event an originator defaults on such obligation, such mortgage loans will remain in the trust.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness.  Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year time period.  The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score).  Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.  There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Potential Inadequacy of Credit Enhancement for the Class A Certificates and Mezzanine Certificates

The credit enhancement features of the transaction are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, none of the servicers, the master servicer, nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.  If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently.  This in turn will reduce the yield on your certificates, particularly if the credit enhancement in the transaction, is not enough to protect your certificates from these losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

The weighted average of the mortgage rates on the mortgage loans (net of certain fees and expenses, including any Net Swap Payment owed to the Swap Provider) is expected to be higher than the pass-through rates on the Class A Certificates and Mezzanine Certificates.  The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust.  Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A Certificates and Mezzanine Certificates.

•
The fixed-rate mortgage loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Class A Certificates and Mezzanine Certificates.  In addition, the first adjustment of the rates for the adjustable-rate mortgage loans will not occur until six months, two years, three years, five years or ten years after the date of origination as set forth in the term sheet in the table entitled “Product Type of the Aggregate Mortgage Loans.”  As a result, the pass-through rate on the Class A Certificates and Mezzanine Certificates may increase relative to the mortgage rates on the mortgage loans, or may remain constant as the mortgage rates on the adjustable-rate mortgage loans decline.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the Class A Certificates and Mezzanine Certificates.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Effect of Mortgage Rates on the Certificates

The Class A Certificates and Mezzanine Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit.  The limit on the pass-through rates for the Class A Certificates and the Mezzanine Certificates is based on the weighted average of the mortgage rates on the mortgage loans, net of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

The adjustable-rate mortgage loans have mortgage rates that adjust based on Six-Month LIBOR, One-Year LIBOR or One-Year CMT.  The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates generally six months, two years, three years, five years or ten years after the origination thereof.  The fixed-rate mortgage loans have mortgage rates that will not adjust.  As a result of the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the pass-through rates on the Class A Certificates and the Mezzanine Certificates.  Some of these factors are described below:

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The pass-through rates for the Class A Certificates and the Mezzanine Certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust.  Furthermore, the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates generally two years, three years, five years or ten years following their origination.  Consequently, the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

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If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the Class A Certificates and the Mezzanine Certificates are more likely to be limited.

•
The index used to determine the mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR.  It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rates on the Class A Certificates and Mezzanine Certificates are stable or rising.  It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Class A Certificates and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A Certificates and Mezzanine Certificates may decline more slowly or increase more rapidly.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such distribution date or future distribution dates to the extent that on such distribution date or future distribution dates there is sufficient available funds remaining after certain other distributions on the Class A Certificates and the Mezzanine Certificates and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

Amounts distributed on the Class A Certificates and Mezzanine Certificates in respect of such shortfalls may be supplemented by the Interest Rate Swap Agreement (to the extent that the floating payment by the Swap Provider exceeds the fixed payment by the trust on any distribution date and such amount is available in the priority described in the term sheet).  However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

Risks Associated with the Mezzanine Certificates

The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date and any Net Swap Payment received under the Interest Rate Swap Agreement will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation.  As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case.  Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries).  However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of the Mezzanine Certificates according to the priorities set forth in the term sheet.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least September 2010 or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.  Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loans.

In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because distributions of principal will be made to the holders of such certificates according to the priorities described in the term sheet, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes.  The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates, Net Swap Payments received under the Interest Rate Swap Agreement, or a class of Mezzanine Certificates with a higher numerical class designation.  Furthermore, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for distribution on the next distribution date.  Each servicer is required to cover that portion of the shortfall in interest collections attributable to voluntary prepayments in full that occur during the applicable portion of the related Prepayment Period for mortgage loans serviced by it, but only up to the amount of the related servicer’s servicing fee for the related calendar month.  If a servicer fails to pay such amount, the master servicer as successor servicer will be obligated under the pooling and servicing agreement to pay such amount.  In addition, certain shortfalls in interest collections arising from the application of the Relief Act or similar state laws will not be covered by the servicers or the master servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by the servicers or the master servicer as successor servicer will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the monthly interest distributable amounts with respect to the Class A Certificates and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date.  The holders of the Class A Certificates and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls.  If these shortfalls are allocated to the Class A Certificates and Mezzanine Certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Mortgage Loans

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made on a mortgage loan, reimbursement for all payments due on or prior to the cut-off date, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you.  If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below.  Certain mortgage loans as set forth in the tables entitled “Original LTV Ratios of the Aggregate Mortgage Loans” to the term sheet had loan-to-value ratios or combined loan-to-value ratios with respect to second lien mortgage loans at origination in excess of 80.00%, but no more than 100.00% at origination.  Additionally, each originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties.

Geographic Concentration

The charts presented in the term sheet list the states with the highest concentrations of mortgage loans.  Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified.  For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

•	Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

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Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

•
Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in the term sheet to pay interest shortfalls and basis risk shortfalls, maintain the required level of overcollateralization and cover losses.  However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a distribution date exceeds the fixed amount owed to the Swap Provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds the rate set forth in the term sheet.  No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain the required level of overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the mortgage loans.  Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates.  If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the Swap Provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A Certificates and Mezzanine Certificates.  In addition, any Swap Termination Payment payable to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be obligated to make a  Swap Termination Payment to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the certificates.  Due to the priority of the applications of the available funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Class A Certificates and Mezzanine Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement.  In addition, no assurance can be made that in the event of an early termination of the Interest Rate Swap Agreement, the depositor will be able to obtain a replacement interest rate swap agreement.  The credit rating of the Swap Provider is not expected to be lower than “AA-.”  See “The Interest Rate Swap Agreement” in the prospectus supplement.

Lack of Liquidity

The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Rights of the NIMS Insurer

Pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS Insurer Default, such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates and Mezzanine Certificates, without the consent of such holders, and the holders of the Class A Certificates and Mezzanine Certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of a servicer defaults or master servicer defaults and the right to direct the termination of the rights and obligations of a servicer or the master servicer under the pooling and servicing agreement in the event of a default by a servicer or the master servicer; (ii) the right to remove the trustee or the trust administrator or any co-trustee or custodian pursuant to the pooling and servicing agreement; and (iii) the right to direct the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement.  In addition, unless a NIMS Insurer Default exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal or replacement of a servicer, the master servicer , any successor servicer or successor master servicer, the trust administrator or the trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•	any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;

•	the rights to be granted to the NIMS Insurer, if any, are extensive;

•
the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS Insurer’s rights;

•
such NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

•	there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Nature of the Mortgage Loans

The mortgage loans in the trust were originated generally in accordance with the related originator’s underwriting guidelines described herein subject to exceptions to such underwriting guidelines taking into account compensating factors, without regard to whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac.  As a result, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that are originated in a more traditional manner.  As a result of the use of such underwriting standards and exceptions thereto, in the event the mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Adjustable-Rate Mortgage Loans May Present Increased Risk

Investors should note that substantially all of the adjustable-rate mortgage loans were originated at rates below the sum of the index at origination and the related gross margin (the “Teaser Rate”).  In addition, on the first adjustment date following the origination of the adjustable-rate mortgage loans, the mortgage rate can increase by as much as 5.000% per annum.  The underwriting standards of the originators in determining a borrower’s ability to pay generally (i) allows debt-to-income ratios higher than Fannie Mae and Freddie Mac standards, (ii) looks at the Teaser Rate on the adjustable-rate mortgage loan and not the related fully-indexed mortgage rate and (iii) generally does not include tax and insurance payments.  These factors may result in the adjustable-rate mortgage loans experiencing increased delinquency, foreclosure, bankruptcy and loss than other mortgage loans.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of the offered certificates. Securities backed by residential mortgage loans (“RMBS Securities”) originated in 2006 and 2007 have had a higher and earlier than expected rate of delinquencies. Additionally, there may be evidence that other earlier vintages of RMBS Securities are not performing well. Many RMBS Securities, including those from securitizations of the sponsor, have been downgraded by the rating agencies during the past few months. As a result, the market for the offered certificates may be adversely affected for a significant period of time.

The increase in delinquencies described above has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit.  The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation.

In recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans and an increase in default on their obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes or refinance their existing mortgage loan on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans or obtain new financing. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.

A servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if in the best interests of the holders of the certificates and subject to the applicable overall servicing standards.  Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values.  A significant number of loan modifications could result in a significant reduction in cash flows to the trust on an ongoing basis.

Recently, a number of originators of mortgage loans have experienced serious financial difficulties and, in many cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations regarding loan quality. In addition to the reduction of the number of originators, a rising interest rate environment and declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of a servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the mortgage loans and the yield on and value of the offered certificates.

You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of the offered certificates.

Litigation concerning Option One Mortgage Corporation

On January 31, 2006, the Circuit Court of Cook County, Illinois County Department, Chancery Division, certified a nationwide class action against Option One Mortgage Corporation on a complaint brought by Erin and Earl Austria, in which the Austria’s allege that Option One Mortgage Corporation impermissibly assessed them a reconveyance fee and authorized the assessment of a title indemnity fee on certain mortgage loans that have been paid-in-full.  The Court has granted Option One Mortgage Corporation’s motion for an interlocutory appeal of the order of class certification.

On March 29, 2007, Option One Mortgage Corporation received notice of a Civil Investigative Demand (“CID”) issued by the Office of the Attorney General for the Commonwealth of Massachusetts.  The CID states that the Massachusetts Attorney General is seeking certain information as part of a pending investigation “regarding methods, acts or practices allegedly in violation of G.L. C. 93A, § 2(a),  in connection with residential mortgage loans.”  Option One Mortgage Corporation is complying with the CID.

In July 2007, Option One Mortgage Corporation received notice of a Civil Investigative Demand (“CID”) issued by the Office of the Attorney General for the Commonwealth of Massachusetts.  The CID states that the Massachusetts Attorney General is seeking certain information as part of a pending investigation regarding title reinsurance affiliation methods, acts or practices in connection with residential mortgage loans.”  Option One Mortgage Corporation is complying with the CID.

On April 9, 2007, Option One Mortgage Corporation was named as a defendant and served with a class action complaint filed by Melissa Schueler, et al., as plaintiff, in the United States District Court for the Central District of California, Southern Division.  The complaint alleges that Option One Mortgage Corporation’s affiliate H&R Block Mortgage Corporation failed to pay overtime wages to its loan officers in accordance with the Fair Labor Standards Act and that such alleged failure constitutes an unfair business practice under California’s Business and Professions Code.  Option One Mortgage Corporation is named as a defendant under the theory that it and H&R Block Mortgage operate as a single employer.  Option One Mortgage Corporation and H&R Block Mortgage obtained a dismissal of similar class allegations in two prior actions, which alleged the same facts.  Option One Mortgage Corporation and H&R Block Mortgage will seek a dismissal of the class in this action.

On April 29, 2005, H&R Block Mortgage Corporation (“HRBMC”) was named as a defendant and served with a class action complaint filed by Perrie Bonner, as plaintiff, in the United States District Court for the Northern District of Indiana, Hammond Division.  The complaint alleges that HRBMC accessed the plaintiff's consumer report without his consent or for any lawful reason, in violation of the Fair Credit Reporting Act (“FCRA”).  This action is one of several actions filed earlier against other lenders by the same plaintiff and his attorneys on a similar basis in the same court.  The Wojtzcek and Phillips actions allege similar violations.  HRBMC moved before the Multidistrict Judicial Panel to seek a transfer of the three complaints, which ordered the transfer of the three actions to the Northern District of Indiana, Judge Rudy J. Lozano, for coordinated pretrial proceedings.  On August 10, 2007, the Court granted class certification, certifying three classes:  (1) in Bonner, all persons within the Northern District of Indiana to whom HRBMC sent a solicitation between April 29, 2003 and May 19, 2005 and who did not obtain credit in response thereto; (2) in Phillips, all persons in Harris County, Texas to whom HRBMC sent a solicitation during the longest permissible statutory period; and (3) in Wojtzcek, all persons with a Wisconsin address to whom HRBMC sent a solicitation since November 20, 2004.

Fees, et al. v. Option One Mortgage Corporation (putative class action filed in August 2001 in the Circuit Court of Cook County, Illinois, on behalf of borrowers allegedly charged an illegal title indemnity and/or reconveyance fee as a condition of releasing their mortgages).  The class certification hearing occurred on January 31, 2006, after which the court certified a nationwide class.  Option One Mortgage Corporation’s appeal of the certification was denied by the appellate court on September 14, 2006.  Option One Mortgage Corporation is waiting for plaintiffs’ counsel to specify his classes, which it anticipates will be severely limited, if not eliminated by, motions to decertify.

Freitag, et al. v. Option One Mortgage Corporation (putative class action filed on July 29, 2004 in Madison County, Illinois).  The complaint seeks certification of a nationwide class and alleges that Option One Mortgage Corporation engages in the practice of improperly retaining extra per diem interest on residential mortgage loans by charging per diem interest up to and including the date of payoff.  Settlement in the amount of $25,000 to the named plaintiff received court approval on January 1, 2005.  Plaintiffs’ counsel filed an amended complaint naming new class representatives on June 10, 2005.  Option One Mortgage Corporation filed a notice of removal to federal court and a motion to compel arbitration.  Plaintiffs have filed a motion to remand.  Plaintiffs agreed to stay further proceedings pending a decision of the Illinois Supreme Court in the Kinkel case regarding the enforceability of arbitration agreements that contain class action waivers.  Kinkel decision issued October 5, 2006 held that class action waivers were not per se unconscionable.  Judge Byron held in favor of lender in identical case (Hogle v. Wachovia Mortgage Corp.) on April 21, 2006; the Hogle case is currently on appeal.  If Hogle is upheld on appeal, Option One Mortgage Corporation is informed and believes that the Freitag case will be dismissed.

Potential Litigation concerning Option One Mortgage Corporation

On May 14, 2007, Ohio Attorney General Marc Dann announced that he plans to sue subprime mortgage lenders and Wall Street investment banks on behalf of both borrowers and the Ohio Public Employees Retirements System, which invested in bonds backed by subprime mortgages.  While to the best of Option One Mortgage Corporation’s knowledge, Option One Mortgage Corporation has not received any notice related to Attorney General Dann’s announced plans, Option One Mortgage Corporation has no reason to believe that Option One Mortgage Corporation will be excluded from lenders named in such a lawsuit should it be filed.

On March 16, 2007, New York state Attorney General Andrew Cuomo announced that his office was investigating the practices of subprime lenders.  In May 2007, Attorney General Cuomo announced that subpoenas had been issued against subprime lenders.  While to the best of Option One Mortgage Corporation’s knowledge, Option One Mortgage Corporation has not received any notice related to Attorney General Cuomo’s announced plans, Option One Mortgage Corporation has no reason to believe that Option One Mortgage Corporation will be excluded from lenders named in any investigation should it be commenced.

In July 2007, Option One Mortgage Corporation was informed – and believes – that the National Association for the Advancement of Colored People (“NAACP”) has filed suit against Option One Mortgage Corporation and thirteen other national lenders alleging racial discrimination in its mortgage lending.  Option One Mortgage Corporation and the other defendants have not been served with this lawsuit.

Recent Developments concerning Option One Mortgage Corporation

On August 9, 2007, H&R Block, Inc. announced an expansion of the restructuring plan described on May 17, 2007.  The restructuring plan is designed to reduce costs and improve operating efficiencies in response to reduced mortgage loan origination volumes and current secondary market pricing levels.  On August 6, 2007, Option One Mortgage Corporation committed to further staff reductions that will take effect before December 31, 2007 and it is possible that Option One Mortgage Corporation may commit to additional restructuring actions.  H&R Block, Inc. presently is unable to estimate the incremental costs associated with the expanded restructuring.

On April 20, 2007, H&R Block, Inc. announced that it had signed a definitive agreement to sell Option One Mortgage Corporation to OOMC Acquisition Corp., a newly formed company affiliated with Cerberus Capital Management, L.P.  H&R Block, Inc. continues to work toward a closing of the sale of Option One Mortgage Corporation in its second fiscal quarter, although it may close during the third quarter of its fiscal year 2008 on or before December 31, 2007.

Completion of the transaction is subject to various closing conditions, including, but not limited to, (i) Option One Mortgage Corporation maintaining warehouse facilities with $8.0 billion in committed funding and (ii) the existence of at least $2 billion of mortgage loans in the warehouse facilities, all funded within the prior 60 days of the date of closing.  Two of Option One Mortgage Corporation’s committed warehouse facilities expire on October 2, 2007 and no assurance can be made that Option One Mortgage Corporation will be able to obtain additional committed funding after such date to maintain the $8.0 billion required by Cerberus Capital Management, L.P.  No assurance can be made that the sale of Option One Mortgage Corporation will be completed in the time frame anticipated by H&R Block or if such sale will be completed at all, and no assurance can be made regarding the impact such sale will have on Option One Mortgage Corporation or its ability to perform its obligations under the transaction documents.

On August 7, 2007, July 20, 2007, July 3, 2007 and May 1, 2007, H&R Block, Inc. disclosed that Option One Mortgage Corporation had entered into amendments with certain of its warehouse facilities to extend, reduce, terminate or change the terms of its financing arrangements.  As of this date, financial covenant waivers through fiscal year 2008 have been obtained on approximately $4.3 billion in committed funding.  As of August 20, 2007, Option One Mortgage Corporation had seven warehouse facilities from six providers for providing $8 billion in committed funding and $2.0 billion in uncommitted funding, for a total funding of $10 billion.  The warehouse facilities may at any time request additional funds due to declining values of underlying collateral.

The significant adverse events and conditions in the nonprime residential loan market have negatively impacted the profitability and liquidity of Option One Mortgage Corporation.  In its opinion in the April 30, 2007 audited financial statements, KPMG LLP, Option One Mortgage Corporation’s independent auditor, stated that these events and conditions raise substantial doubt about Option One Mortgage Corporation’s ability to continue as a going concern.

FORWARD LOOKING STATEMENTS

We use certain forward looking statements herein.  These forward looking statements are found in the material, including each of the tables, set forth under “Risk Factors”.  Forward looking statements are also found elsewhere herein and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date hereof.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

(1)           economic conditions and industry competition;

(2)           political and/or social conditions; and

(3)           the law and government regulatory initiatives.

We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

      DEFINED TERMS

We define and use capitalized terms herein to assist you in understanding the terms of the offered certificates and this offering.  We define the capitalized terms we use herein under the caption “Glossary of Terms” herein.

      THE MORTGAGE LOANS

All of the Mortgage Loans will be secured by first or second mortgages or deeds of trust or other similar security instruments which create first or second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units, planned unit developments, townhouses and individual condominium units.

The Mortgage Loans will generally consist of mortgages to subprime borrowers.

The sponsor previously purchased the Mortgage Loans from each originator pursuant to a Mortgage Loan Purchase Agreement.  The depositor will purchase the Mortgage Loans from the sponsor and acquire the sponsor’s rights against each originator under the related Mortgage Loan Purchase Agreement pursuant to an Assignment Agreement.  Pursuant to the Pooling and Servicing Agreement, the depositor will cause the Mortgage Loans and the depositor’s rights under the Mortgage Loan Purchase Agreements to be assigned to the trustee for the benefit of the certificateholders.

Each of the Mortgage Loans was selected from the sponsor’s portfolio of mortgage loans.  The Mortgage Loans were originated by the originators or acquired by the originators in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the originators generally in accordance with its underwriting standards.  A description of the underwriting standards used by the originators who have originated more than 20% of the Mortgage Loans are described under “The Originators” in this term sheet supplement.

Under each Mortgage Loan Purchase Agreement and the related Assignment Agreement, each originator will make certain representations and warranties to the depositor relating to, among other things, the due execution and enforceability of the related Mortgage Loan Purchase Agreement and certain characteristics of the related Mortgage Loans.  Subject to certain limitations, the related originator will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the certificateholders’ interests in such Mortgage Loan.  The sponsor is selling the Mortgage Loans without recourse and will have no obligation with respect to the offered certificates in its capacity as seller other than any repurchase or substitution obligations applicable to the seller as provided in the related Assignment Agreement.  The originators will not have any obligation with respect to the offered certificates other than the repurchase or substitution obligations described above.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein which may provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

Delinquencies are determined using the OTS method of reporting delinquencies.  Pursuant to the OTS method, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next scheduled due date.  Therefore on July 31, 2007, mortgage loans still due for their May 1, 2007 monthly payment are 60-89 days delinquent, mortgage loans due for their June 1, 2007 monthly payment are 30-59 days delinquent, and mortgage loans due for their July 1, 2007 monthly payment are not delinquent.

      STATIC POOL INFORMATION

The depositor will make available certain static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information related to this offering of certificates is located at http://www.ubs.com/regulationab under the link for this transaction.  The static pool information related to this transaction is comprised of mortgage pools that were originated at different times from the mortgage loans in the trust and have characteristics which may differ from the characteristics of the mortgage loans in the trust.  Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time.  We do not make any representation, and you should not assume, that the performance information disclosed in the static pool information related to this transaction is in any way indicative of the performance of the mortgage loans in the trust.

The static pool information is not deemed to be a part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

THE ORIGINATORS

General

Approximately 57.51% of the Mortgage Loans were originated by Option One Mortgage Corporation, approximately 34.42% of the Mortgage Loans were originated by Fieldstone Mortgage Company, approximately 6.57% of the Mortgage Loans were originated by Decision One Mortgage Company LLC and approximately 1.51% of the Mortgage Loans were originated by EquiFirst Corporation.

The mortgage loans were originated or acquired by the related originator generally in accordance with the underwriting guidelines established by it subject to exceptions to such underwriting guidelines taking into account compensating factors.  The following is a general summary of the underwriting guidelines for Option One Mortgage Corporation and Fieldstone Mortgage Company, respectively, believed by the depositor to have been generally applied, with some variation, by the related originator for the mortgage loans originated by it.  This summary does not purport to be a complete description of the underwriting standards of any other originator.

Option One Mortgage Corporation

Option One Mortgage Corporation (“Option One”) is a California corporation headquartered in Irvine, California.

Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its lending program in February 1993 and began funding such mortgage loans indirectly in the same month.  The principal business of Option One is the origination, sale and servicing of non-prime mortgage loans.  Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. (“H&R Block”).  Borrowers who qualify under Option One’s underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.  Option One originates mortgage loans based on its underwriting guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac.

The following table details Option One’s consolidated originations for the fiscal years ended April 30, 2005, 2006 and 2007:

	Years Ended April 30,
	2005	2006	2007
	(Dollars in Thousands)
Total	$31,001,724	$40,779,763	$27,073,467

    Information regarding Option One’s non-prime originations is as follows:

	Years Ended April 30,
	2005	2006	2007
Mortgage Loan type:	(Dollars in Thousands)
2-year ARM	61.6%	43.8%	36.1%
3-year ARM	4.0%	1.9%	2.5%
Fixed 1st	17.7%	12.7%	11.2%
Fixed 2nd	3.8%	4.9%	1.3%
Interest only	12.6%	21.1%	12.2%
40-Year	N/A	13.4%	30.1%
50-Year	N/A	N/A	4.3%
Other	0.3%	2.2%	2.4%
Loan purpose:
Cash-out refinance	63.5%	58.8%	60.2%
Purchase	30.8%	35.0%	31.7%
Rate or term refinance	5.7%	6.3%	8.1%
Loan characteristics:
Average loan size	$160	$217	$216
Weighted-average loan-to-value	78.9%	80.6%	82.2%
Weighted-average FICO score	614	622	613

Underwriting Standards

The mortgage loans will have been originated generally in accordance with Option One’s Non-Prime Guidelines (the “Option One Underwriting Guidelines”). The Option One Underwriting Guidelines are primarily intended to assess the value of the mortgaged property, to evaluate the adequacy of such property as collateral for the mortgage loan and to assess the applicant’s ability to repay the mortgage loan. The mortgage loans were also generally underwritten with a view toward resale in the secondary market.  The mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary Fannie Mae and Freddie Mac standards.

On a case-by-case basis, exceptions to the Option One Underwriting Guidelines are made where compensating factors exist.  Except as specifically stated herein, the Option One Underwriting Guidelines are the same for first lien mortgage loans and second lien mortgage loans.

Each mortgage loan applicant completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information.  The Option One Underwriting Guidelines require a credit report and, if available, a credit score on each applicant from a credit-reporting agency.  The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.A credit score is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co., Inc. and made available through the three national credit data repositories—Equifax, TransUnion and Experian.

Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers.  Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition.  Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.  All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The Option One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and require Option One’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal supports the loan balance.  The maximum loan amount for mortgage loans originated under the origination programs varies by state and may be originated up to $2,000,000.  Option One recognizes that an appraised value is an opinion and thus, allows for variances to the appraisal based on a review of such appraisal, the loan-to-value ratio (“LTV”) and other risk factors. The maximum variance between the appraisal and a review of the appraisal is limited to (i) 10% for LTVs that are less than or equal to 85%, (ii) 5% for LTVs between 85.01% and 95%, and (iii) 3% for LTVs over 95%.  References to LTV’s in this section are based on loan balance (including the principal balance of the senior lien when referring to a second lien mortgage loan) relative to (a) in the case of a purchase money mortgage loan, the lesser of the appraised value or the sales price of the related mortgaged property and (b) in the case of a refinance mortgage loan, the appraised value.  There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review.  Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

Option One Underwriting Guidelines require a reasonable determination of an applicant’s ability to repay the loan.  Such determination is based on a review of the applicant’s source of income, calculation of a debt service-to-income ratio based on the amount of income from sources indicated on the loan application or similar documentation, a review of the applicant’s credit history and the type and intended use of the property being financed.

Except with respect to the No Documentation program that is described below, the Option One Underwriting Guidelines require verification or evaluation of the income of each applicant and, for purchase transactions, verification of the seasoning or source of funds (in excess of $2,500) required for closing.  The income verification required under Option One’s various mortgage loan programs is as follows:

Full Documentation, the highest level of income documentation, generally requires applicants to submit one written form of verification from the employer of stable income for at least 12 months.  A wage-earner may document income by a current pay stub reflecting year to date income and applicant’s most recent W-2 or IRS Form 1040.  A self-employed applicant may document income with either the most recent federal tax returns or bank statements.

Lite Documentation is for applicants who otherwise cannot meet the requirements of the Full Documentation program and requires applicants to submit 3 to 6 months’ bank statements or a pay stub as verification of income.

Stated Income Documentation applicants are qualified based upon monthly income as stated on the mortgage loan application.

No Documentation, which is only available under the AA+ credit grade, does not require any statement or proof of income, employment or assets.  The credit decision is based on the borrower’s credit score and credit trade lines.

For wage earning borrowers, all documentation types require a verbal verification of employment to be conducted within 48 hours prior to funding.

Latitude Advantage Program.  The majority of Option One’s loan originations are underwritten using its “Latitude Advantage” program guidelines.  Under the Latitude Advantage program, the maximum LTV is based on an applicant’s credit score, risk grade, income documentation and use and type of property. Maximum LTV for Full Documentation loans are generally higher than the maximum LTV for corresponding Lite Documentation or Stated Income loans.The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied.  The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines.  A minimum credit score of 500 is required, although a credit score greater than 580 is often required to qualify for the maximum LTV (100%) under the program.The debt-to-income ratio is generally less than 55%. Latitude Advantage guidelines generally require bankruptcies be discharged, dismissed or paid off at or prior to funding. Collections and judgments which are less than 12 months old and greater than $5,000 must be paid down or paid off at or prior to closing.  Collections and judgments which are 12 or more months old are disregarded.  Under the Latitude Advantage program, Option One has established six risk grades, “AA+” to “CC”, based on the applicant’s previous mortgage payment history.  Under the AA+ risk category, the applicant must have no 30-day late mortgage payments within the last 12 months.  Under the AA risk category, the applicant must have no more than one 30 day late mortgage payment within the past 12 months or no prior mortgage payment history.  Under the A risk grade, the applicant must have no more than two 30-day late mortgage payments within the past 12 months.  Under the B risk grade, the applicant must have no more than four 30-day late mortgage payments or two 30-day and one 60-day late mortgage payment within the past 12 months.  Under the C risk grade, the applicant must have no more than six 30-day late mortgage payments, one 60-day late mortgage payment and one 90-day late mortgage payment within the past 12 months, or six 30-day late mortgage payments, two 60-day late mortgage payments and no 90-day late payments within the last 12 months.  CC risk mortgage delinquencies are considered on a case-by-case basis.  Within the Latitude Advantage program, the Score Advantage feature allows the use of the co-applicant’s credit score for qualifying purposes; provided, however, to the extent the co-applicant’s credit score exceeds the primary applicant’s credit score by more than 100 points, then the qualifying credit score will be the primary applicant’s credit score plus 100 points.  Score Advantage mortgage loans must be owner occupied, Full Documentation, and have a maximum LTV of 95%.  Score Advantage requires the co-applicant’s contribution to qualifying income to be equal to or greater than 30% of the total qualifying income. The maximum debt-to-income ratio for this program is 5% less than the maximum debt-to-income ratio allowed under the corresponding non-Score Advantage program.

      Platinum Program.  Option One offers the Platinum Program to applicants in a AA+ risk category where the applicant must have no 30-day late mortgage payments within the last 12 months.  Under the Platinum program, the maximum LTV is based on an applicant’s credit score, risk grade, income documentation and use and type of property. Maximum loan amount for Full Documentation loans are generally higher than the maximum loan amounts for corresponding Lite Documentation or Stated Income loans.  The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied.  The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines.  A minimum credit score of 620 is required, although a credit score of 680 is often required to qualify for the maximum LTV (100%) under the program.  The debt-to-income ratio is generally less than 55%.  Platinum guidelines generally require bankruptcies be discharged prior to funding.  Loans originated where a bankruptcy dismissal occurred within six months prior to origination are limited to 80% LTV.  No foreclosures may have occurred during the preceding three years.  Collections and judgments are not required to be paid down or paid off at or prior to closing.

Legacy Program.  In addition to its credit score based origination program, Latitude Advantage, Option One offers first lien mortgage loans under the “Legacy” program.  Under the Legacy program, LTV limitations are determined based on the applicant’s risk grade, income documentation and use and type of property. In general, the maximum LTV increases with credit quality and are typically higher for Full Documentation loans and owner-occupied properties.The maximum debt-to-income ratio is generally less than 55% for AA, A, and B risk grades, and less than 60% for C and CC risk grades.  If a credit score is available, the minimum credit score required is 500.

Option One has established five credit grades under the Legacy program, “AA” to “CC”, and considers an applicant’s prior mortgage payment history, if applicable, consumer credit payment history, bankruptcy and foreclosure history, and debt-to-income ratios when determining a loan’s risk grade.  The Legacy risk grades correspond directly with the Latitude Advantage risk grades with respect to previous mortgage payment history requirements.  In addition, under the Legacy program no foreclosures may have occurred during the preceding three years for AA credit grade, two years for A grade and B grade with a LTV greater than 80%,18 months for B grade with a LTV less than or equal to 80%, or one year for C grade applicants.  CC risk mortgage delinquencies are considered on a case-by-case basis.  Chapter 13, 11 and Chapter 7 bankruptcies may have occurred during the preceding two years for AA and A credit grades and B grade with a LTV greater than 80%, 18 months for B grade with a LTV less than or equal to 80%, and one year for C grade.  CC risk bankruptcies are permitted if paid in full, discharged or dismissed at or prior to closing.  If an applicant’s Chapter 13 bankruptcy has been discharged and the applicant has a credit history otherwise complying with the credit parameters of a credit grade and the mortgage loan LTV is equal to or less than 80%, then the applicant may qualify for such credit grade.

Exceptions.  As described above, the foregoing risk categories and criteria are Underwriting Guidelines only.  On a case-by-case basis, it may be determined that an applicant warrants a debt-to-income ratio exception, a pricing exception, a loan-to-value exception, a credit score exception or an exception from certain requirements of a particular risk category.  An upgrade will be granted if the application reflects certain compensating factors, among others: a relatively lower LTV; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment; a fixed source of income that is greater than 50% of all income; ownership of current residence of four or more years; or cash reserves equal to or in excess of three monthly payments of principal, interest, taxes and insurance.  Upgrade points  may also be earned if the applicant places a down payment through escrow of at least 10% of the purchase price of the mortgaged property, or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 20% or more. Accordingly, certain mortgagors may qualify for a more favorable risk category or for a higher maximum LTV that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category or maximum LTV.

Fieldstone Mortgage Company

Approximately 34.42% of the Mortgage Loans (the “Fieldstone Mortgage Loans”) were originated by Fieldstone Mortgage Company (“FMC”) in accordance with FMC’s underwriting guidelines in effect at the time of origination (the “Fieldstone Underwriting Guidelines”).  FMC, a Maryland corporation, which has operated as a nationwide mortgage banking company, recently was acquired by Credit-Based Asset Servicing and Securitization LLC (“C-BASS”), a Delaware limited liability company.  FMC also recently announced that it has suspended all mortgage origination activities.

The discussion of FMC’s mortgage origination programs and the Fieldstone Underwriting Guidelines set forth in this term sheet supplement reflect FMC’s origination programs and related underwriting guidelines generally in effect at the time of origination of the Fieldstone Mortgage Loans.  FMC has provided static pool data maintained by its affiliate, Fieldstone Mortgage Investment Corporation (“FMIC”), in connection with FMIC’s securitization transactions.  All loans securitized by FMIC were originated by FMC under the Fieldstone Underwriting Guidelines.  FMC does not maintain any static pool data of its own.The principal executive offices of FMC are located at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and can be reached by telephone at (410) 772-7200.

FMC has originated both “conforming” loans (i.e., loans that are insured by the FHA or partially guaranteed by VA, or which qualify for sale to Fannie Mae or Freddie Mac) and “non-conforming” loans (i.e., loans that are not insured or guaranteed by FHA or VA and do not qualify for sale to Fannie Mae or Freddie Mac) secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes.  FMC’s origination programs included both mortgage loans originated by FMC directly and loans acquired from unaffiliated mortgage lenders and brokers.  FMC primarily originated loans in the wholesale market, through mortgage brokers, but also originated loans directly with customers through its retail branch network.  In addition, FMC acquired mortgage loans from correspondent lenders.  The Fieldstone Mortgage Loans were underwritten and originated using procedures intended to comply with all applicable federal and state laws and regulations.  FMC’s non-conforming loan origination programs have targeted borrowers with good credit backgrounds, but tend to involve loans with higher loan-to-value ratios, or LTVs, less income documentation, and/or borrowers with higher debt-to-income ratios than conforming borrowers.  The following table summarizes certain information regarding FMC’s total loan originations for the following periods:

($ in 000s)	3/31/2007	12/31/2006	12/31/2005	12/312004

Non-Conforming Loans	$797,064	$5,223,655	$5,941,404	$6,185,045
As a percentage of total originations	100%	95%	80%	83%
Conforming Loans	0	258,585	1,487,328	1,290,202
As a percentage of total originations	0%	5%	20%	17%
Total Originations	$797,064	$5,482,240	$7,428,732	$7,475,247

The Fieldstone Mortgage Loans included in the trust are non-conforming loans.  A non-conforming loan generally does not meet the eligibility requirements of Fannie Mae or Freddie Mac because the borrower’s cash flow, credit history and/or collateral value do not meet the specific standards of the conforming loan market.

The Fieldstone Underwriting Guidelines

The Fieldstone Underwriting Guidelines generally have been designed to evaluate a prospective borrower’s credit history and ability to repay the loan, as well as the value and adequacy of the related mortgaged property as collateral.  The Fieldstone Underwriting Guidelines have been established and maintained by FMC’s credit committee.  The Fieldstone Underwriting Guidelines have been modified and revised periodically based on changes in residential mortgage underwriting and lending practices and requirements of secondary mortgage markets.  In addition, the Fieldstone Underwriting Guidelines have allowed for certain flexibility, and exceptions to the underwriting guidelines have been permitted in certain circumstances.

FMC generally has underwritten its non-conforming loans to meet the specific guidelines of one of a variety of loan programs.  FMC generally has originated its second-lien loans in conjunction with a first-lien loan secured by the same mortgaged property.  Although FMC’s first-lien and second-lien programs offer unique features, FMC’s underwriting and compliance guidelines have been generally consistent across all programs.

All of FMC’s non-conforming loans have been underwritten by FMC’s on-staff underwriting personnel, and FMC has not delegated underwriting authority to any broker or third party.  FMC’s underwriting procedures have considered a combination of factors in deciding whether to approve a loan, including documentation of the borrower’s income, mortgage and consumer credit payment history, credit score, property type and LTV.  FMC’s mortgage loan underwriting process involved an underwriter’s analysis of the prospective borrower’s ability to repay the loan according to its terms, the risk that the prospective borrower will not repay, the fees and rates charged, the value of the related mortgaged property as collateral, the benefit the loan is providing to the prospective borrower and the loan amount relative to its risk.  FMC’s policy has been to analyze the overall situation of the prospective borrower and to take into account compensating factors that may be used to offset certain areas of weakness.  These compensating factors include credit scores, proposed reductions in the borrower’s debt service expense, borrower assets, employment stability, number of years in residence and net disposable income.  FMC’s underwriting process and the Fieldstone Underwriting Guidelines have required a thorough application review and documentation designed to maximize the value of the mortgage loans.

The Fieldstone Underwriting Guidelines also have included a review of the income of each applicant.  FMC personnel have reviewed the loan applicant’s source of income, calculated the amount of income from sources indicated on the loan application or similar documentation and calculated debt-to-income ratios to determine the applicant’s ability to repay the loan.  Also, FMC generally has classified its non-conforming loans into credit grade categories, based on an assessment of borrower repayment credit risk.  FMC’s credit grade classification involved several factors, including the applicant’s mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio.  Certain loan characteristics, including LTV and documentation type, also were considered as part of FMC’s credit grading.

FMC required a full appraisal of each property to be pledged as collateral in connection with the origination of each loan.  Appraisals generally were required to conform to the Uniform Standards of Professional Appraisal Practice and to be on forms acceptable to Freddie Mac and Fannie Mae.  Appraisals were performed by licensed, third-party, fee-based appraisers and included inspection of the exterior and interior of the subject property and review and evaluation of neighborhood conditions, site and zoning status and the condition and value of improvements.  FMC’s appraisal review process required that each appraisal be validated (except in limited circumstances) by either a non-affiliated appraisal review firm or by one of FMC’s qualified underwriters using additional data to evaluate the appraisal.  In most cases, FMC utilized automated value measures to validate appraisals.  FMC generally required that an appraisal be no more than 180 days old on the day the loan is funded.

The Fieldstone Mortgage Loans generally were underwritten under one of the following documentation programs:

•	Full Documentation– income verification based on current pay stubs and W-2s for wage earners or two years’ tax returns for self-employed borrowers

•	24 Months of Bank Statements– allowed for all types of employment, this program uses an average of deposits for the most recent 24 months

•	12 Months of Bank Statements– allowed for self-employed borrowers only, this program requires 12 months of bank statements to verify income

•
Limited Documentation– generally available for borrowers with higher credit scores, this program requires a year-to-date pay stub, most recent 1099 or six months of bank statements depending on whether the borrower is a wage earner, a contractor or self-employed, respectively

•
Stated Documentation– this program requires wage earners to verify two years’ employment in the same profession and self-employed borrowers to provide evidence that the business has been owned and operated for at least two years.

Each of these documentation programs included a thorough credit underwriting.  Exceptions to documentation requirements and other modifications may have been granted on a case-by-case basis for certain prospective borrowers and for certain loan programs.

FMC emphasizes quality control prior to origination.  FMC’s quality control department also reviews and conducts post-funding re-underwriting of approximately 10% of all mortgage loans that FMC originates.  FMC generally selects loans for post-funding re-underwriting on a random basis (though FMC selects targeted samples of loans from time to time) and reports its findings to management and underwriting department managers on a regular basis.  Underwriting changes and corrective actions are implemented from time to time as a result of analysis of the quality control data, performance trends and servicing issues.

Recent Developments

FMC’s parent, C-BASS, is engaged principally in the business of investing in credit sensitive single-family residential mortgages and in related securities, including, particularly, subordinated classes of mortgage-backed securities with significant risk of loss as a result of borrower defaults or other credit risks.  A substantial majority of C-BASS’s on-balance sheet financing for its mortgage and securities portfolio is dependent on the value of its mortgage and securities portfolio as security for outstanding debt.  The current severe disruption of credit markets has led to a surge in margin calls and to other limitations on lending secured by mortgage-related assets, resulting in significant liquidity issues for many mortgage lenders and investors.C-BASS has experienced significant margin calls from its lenders in the past several weeks, the frequency and magnitude of which have materially adversely affected C-BASS’s liquidity. Although C-BASS is currently exploring various options to address its liquidity issues, there can be no assurance that C-BASS will be able to secure additional financing to preserve adequate liquidity or the terms on which any such financing can be obtained.  See “Risk Factors – Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates” in this term sheet supplement.

      THE MASTER SERVICER, CUSTODIAN AND TRUST ADMINISTRATOR

The information set forth in certain of the following paragraphs has been provided by the master servicer.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as master servicer and trust administrator under the Pooling and Servicing Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $540 billion in assets and 158,000 employees as of June 30, 2007, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank will act as master servicer pursuant to the Pooling and Servicing Agreement.  The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of the Pooling and Servicing Agreement.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares the results of such calculations to servicer loan-level reports and reconciles any discrepancies with the servicer.  The master servicer also reviews the servicing of defaulted mortgage loans for compliance with the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain Servicer events of default under the terms the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of June 30, 2007, Wells Fargo Bank was acting as master servicer for approximately 1,646 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $846,202,000,000.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As trust administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of June 30, 2007, Wells Fargo Bank was acting as securities administrator with respect to more than $1,112,082,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, trust administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank will also act as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of June 30, 2007, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

Under the Pooling and Servicing Agreement, the trust administrator’s material duties will be (i) to authenticate and deliver the certificates; (ii) to maintain a certificate registrar; (iii) to calculate and make the required distributions to certificateholders on each Distribution Date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trust administrator; (v) send a notice to holders of a class of certificates when the remaining Certificate Principal Balance of such class of certificates is to be paid on a specified Distribution Date; (vi) to perform certain tax administration services for the trust and (vii) to communicate with investors and rating agencies with respect to the certificates.  In performing the obligations set forth in clauses (iii) and (iv) above, the trust administrator will be able to rely on the monthly loan information provided to it by the servicers, and will perform all obligations set forth above solely to the extent described in the Pooling and Servicing Agreement.

For a description of the limitations on the liability of the master servicer, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the base prospectus.

      THE SERVICERS

Option One Mortgage Corporation

Servicing Background and Portfolio

Option One began servicing mortgage loans in February 1993, originally operating as a wholly-owned subsidiary of Plaza Home Mortgage Corp.  The company was acquired by Fleet Financial Group and began full servicing operations in May 1995.  Block Financial subsequently purchased Option One in June 1997.

Option One services primarily sub-prime first-lien residential mortgage loans.  Over 95% of the mortgage loans serviced by Option One were originated by Option One and over 90% of the mortgage loans serviced by Option One are in private residential mortgage asset-backed securities.

The following table summarizes Option One’s servicing portfolio by origin at April 30, 2005, 2006 and 2007:

	At April 30, 2005	At April 30, 2006	At April 30, 2007
Portfolio Balance (Dollars in Thousands)
Option One Serviced	$47,554,510	$62,910,568	$63,927,977
Sub-Serviced	$20,439,954	$10,471,509	$3,069,073
Total Portfolio	$67,994,464	$73,382,077	$66,997,049
Loan Count
Option One Serviced	332,652	388,976	366,912
Sub-Serviced	102,638	53,005	17,244
Total Portfolio	435,290	441,981	384,156

Option One Loan Servicing Portfolio—Advances

Option One has complied with and fulfilled its obligation to advance principal and interest for mortgage loans serviced by Option One in connection with securitizations serviced by Option One for the past three fiscal years where its advancing obligations are substantially identical to those obligations for this transaction.

Business Strategy and Organizational Structure

Option One’s business strategy includes incremental growth of its servicing portfolio through origination volume, leveraging and expanding selective third-party servicing strategic partnerships for both interim and long-term sub-servicing.

Option One has a scalable technology platform and expansion capacity to support its business strategy.  Option One’s servicing functions are performed in U.S. servicing sites in Irvine, California and Jacksonville, Florida, as well as offshore outsource provider’s sites.  Option One is one of a number of servicers who outsource certain servicing functions to Equinox (based in Gurgaon, Noida and Bangalore, India), iGATE (based in Delhi and Bangalore, India), and Hispanic Teleservices Corp. (based in  Guadalajara, Mexico).  In addition Option One outsources certain servicing functions to its wholly owned subsidiary, Option One Mortgage Corporation India Private Limited (based in Pune, India).  The two U.S. offices operate in parallel, handling many of the same processes for loans across the entire portfolio.  The use of an offshore outsource provider has increased Option One’s ability to perform customer service, welcome calls, new loan audits, collections, loss mitigation and other loan servicing functions.  By allocating staff to multiple sites, Option One has the ability to extend its service hours, improve performance and customer satisfaction.

Option One’s organizational structure is aligned to best serve its customers, maximize loan performance and minimize risk exposure.  Management continually refines and improves its technology to enhance automated workflow processes and boost productivity throughout the operation.  Option One utilizes the Fidelity Mortgage Servicing Package (MSP) as its main servicing system, along with a number of ancillary vendor and proprietary systems.  Option One has also developed its own data warehouse and collection, loss mitigation and REO management system.

In order to improve servicing efficiency and effectiveness, Option One outsources certain servicing tasks to a variety of third-party vendors.  Such servicing tasks may include: property tax processing and tracking, hazard insurance tracking and related forced placed insurance coverage tasks, certain field services, foreclosure, bankruptcy and loss mitigation and real estate owned related tasks, lien release services and customer service functions.  Property tax processing and tracking is also provided by Option One’s wholly owned subsidiary, Premier Property Tax Services.  Three material components of Option One’s outsourcing model include redundancy, oversight and audit.  In some instances, more than one outsource vendor is used to perform the same function on different segments of the servicing portfolio which encourages competitive pricing and performance and provides additional back-up capabilities.  Option One’s outsource vendor agreements provide that each vendor strictly comply with Option One’s guidelines, policies and procedures and that any significant or material decisions are not made by the outsource vendor but are elevated to Option One associates.  Option One maintains quality control and review processes to assure that the outsource vendors are performing their functions in accordance with investor requirements and are in compliance with applicable federal and state law.  Option One also retains the right to perform audits of outsource vendor’s operations at Option One’s sole discretion.

Option One’s mortgage loan document custodial responsibilities are performed by an independent custodian, or if applicable, a trustee in accordance with the related servicing agreement.

Default Management

Option One defines and measures delinquencies in accordance with applicable investor guidelines and agreements.  The company employs a proactive approach to resolving delinquencies with an emphasis on expedient timeline management.  Option One pursues a dual track loss mitigation and foreclosure policy.  Early stage collection efforts are based upon a proprietary risk scoring matrix, which includes the borrower’s previous payment patterns in tandem with other key data elements, which seeks to identify those accounts posing a greater risk of default.  Collectors work extensive evening and weekend shifts to effectively manage the nationwide portfolio and are trained to identify loss mitigation opportunities and solicit workout opportunities during the collection process.  Workout specialists maintain contact with borrowers while an account is in foreclosure in an attempt to arrange an alternate resolution to the delinquency and mitigate future losses.  Option One’s home retention department offers borrowers alternatives, all within specific investor guidelines, to foreclosure that may include reinstatement, repayment and forbearance plans, modifications, short-sales, and deed in lieu of foreclosure. A loan will remain in the home retention area until a resolution has been reached or until a foreclosure has been completed.  Option One’s proprietary system, DARES, is a web-based collection, loss mitigation and real estate workflow tool that provides enhanced ability to manage the default process.  DARES provides the collection team with an automated interface to Fidelity Servicing System, autodialer, and ACD technologies.  Through DARES, contact center agents are assisted in the collection process with customized screens, work flow tools and documentation aids designed to maximize each collection call.  DARES provides the home retention team with an automated decision tree and gain/loss analysis, centralization of the repayment plan process, efficient autodialer utilization by outbound solicitation, and web-based applications designed to provide customers with optimal contact avenues.  Through DARES, loss mitigation specialists complete an on-line rules-based gain/loss analysis form, which documents the presumed loss exposure on the property and compares it to different alternatives.  DARES is also used for monitoring, tracking, maintaining and communicating all REO department needs.  When properties become REO, Option One, through its wholly owned subsidiary First Option Asset Management Services, obtains property valuations and analyzes each property individually to determine what sales decisions will result in the highest net return while limiting the marketing time.  Option One’s REO assets are marketed and listed with local real estate agents and published on local multiple listing services.  Option One uses the internet for additional listing exposure.

The following tables set forth, at or for the years ended December 31, 2004, 2005 and 2006, and at or for the six months ended June 30, 2007, certain information relating to the delinquency experience (including foreclosures) of one- to four-family residential mortgage loans included in Option One’s entire servicing portfolio (which portfolio includes mortgage loans originated under the Option One Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis (based on the OTS method).  No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

Delinquencies and Foreclosures
(Dollars in Thousands)

	At December 31, 2004				At December 31, 2005
	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Total Portfolio	386,770	$59,156,057	N/A	N/A	479,216	$79,494,367	N/A	N/A
Period of Delinquency
30-59 days	6,495	$819,245	1.68%	1.38%	10,875	$1,537,798	2.27%	1.93%
60-89 days	2,989	$359,917	0.77%	0.61%	5,103	$679,858	1.06%	0.86%
90 days or more	15,940	$1,722,996	4.12%	2.91%	22,544	$1,838,816	4.70%	2.31%
Total Delinquent Loans	25,424	$2,902,158	6.57%	4.91%	38,522	$4,056,472	8.04%	5.10%
Loans in Foreclosure(1)	9,361	$1,044,624	2.42%	1.77%	9,916	$1,157,550	2.07%	1.46%

	At December 31, 2006				At June 30, 2007
	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Total Portfolio	404,462	$69,039,281	N/A	N/A	370,042	$65,250,862	N/A	N/A
Period of Delinquency
30-59 days	14,852	$2,342,391	3.67%	3.39%	15,544	$2,693,739	4.20%	4.13%
60-89 days	7,468	$1,176,810	1.85%	1.70%	9,859	$1,712,343	2.66%	2.62%
90 days or more	36,182	$5,007,457	8.95%	7.25%	43,050	$6,754,592	11.63%	10.35%
Total Delinquent Loans	58,502	$8,526,658	14.46%	12.35%	68,453	$11,160,674	18.50%	17.10%
Loans in Foreclosure(1)	19,306	$3,031,291	4.77%	4.39%	22,482	$4,104,204	6.08%	6.29%
___________________
(1)	Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Real Estate Owned
(Dollars in Thousands)

	At December 31, 2004		At December 31, 2005		At December 31, 2006		At June 30, 2007
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount
Total Portfolio	386,770	$59,156,057	479,216	$79,494,367	404,462	$69,039,281	370,042	$65,250,862
Foreclosed Loans(1)	2,536	$225,362	3,382	$316,665	5,823	$751,573	8,079	$1,249,840
Foreclosure Ratio(2)	0.66%	0.38%	0.71%	0.40%	1.44%	1.09%	2.18%	1.92%
___________________
(1)
For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2)
The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Loan Loss Experience on Option One’s Servicing Portfolio of Mortgage Loans
(Dollars in Thousands)

	For the Year Ended December 31,
	2004	2005	2006	For the Six Months Ended June 30, 2007
Net Losses(1)(2)	$238,941	$171,905	$336,570	$346,307
___________________
(1)
“Net Losses” means “Gross Losses” minus “Recoveries.”  “Gross Losses” are actual losses incurred on liquidated properties for each respective period.  Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation.  “Recoveries” are recoveries from liquidation proceeds, deficiency judgments and MI proceeds.

(2)
“Net Losses” are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated.  If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.  The information in this table reflects loan liquidations through June 2007 and claims, refunds or the collection of MI proceeds related to such liquidations through June 2007.

It is unlikely that the delinquency experience of the mortgage loans will correspond to the delinquency experience of Option One’s mortgage portfolio set forth in the foregoing tables.  The statistics shown above represent the delinquency experience for Option One’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans will depend on the results obtained over the life of the mortgage pool.  In particular, investors should note that newly originated mortgage loans will not be added to the mortgage pool, and the mortgage pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled.  Accordingly, the actual loss and delinquency percentages with respect to the mortgage pool are likely to be substantially higher than those indicated in the tables above.  In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One.  Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

Training, Internal Controls and Compliance

Option One has a training program established for its servicing associates, offering a wide range of core job specific and non-job-specific training (corporate, soft skills, and mortgage fundamentals).  Training curriculums are tailored for both new and seasoned associates.  Seasoned employees receive job-specific training annually.  The training program includes new hire orientation, process improvement methodology, computer-based training, system usage techniques, leadership development, and soft skills,  conducted by a combination of dedicated business unit trainers, subject matter experts and/or leaders within the respective business area.  The training is structured to ensure that new representatives are sufficiently knowledgeable of the subject matter and applicable regulations.  Training can take the form of classroom instruction, a simulated work environment exercise, and side-by-side monitoring and mentoring.  Option One also has ongoing leadership development, mentoring programs, and policy and procedure manuals citing applicable statutes that are widely available to employees.

Option One has controls in place which are intended to protect the company and its investors against risk of loss.  An internal audit program is utilized to evaluate the company’s internal controls and safeguard against risk of loss due to noncompliance with regulatory, investor, company, and prudent servicing practices.  In addition to oversight from the audit function, Option One also has a dedicated legal team for servicing-related issues, regulations, and laws.  An independent quality assurance team performs call monitoring across all sites, reviews business results against established policies and assist in ensuring compliance with the Federal Debt Collections Practice Act and Real Estate Settlement Procedures Act.  Risk management policies in place that assist in ensuring prompt, accurate reporting to its investor base include automated reporting and remitting processes, segregation of duties among reporting, remitting, and reconciling tasks, web portal access for investors to view and download securitization data, online access to bank statements, and an account liquidation database to more closely track historical losses on the portfolio and assist in trend analysis.  Option One uses its own proprietary lock-box, which provides increased cash management controls resulting from direct oversight over the payment posting process.  Option One maintains separate bank accounts for each investor relationship in accordance with the related servicing agreement requirements.

Option One is not aware and has not received notice that any default, early amortization or other performance-triggered event has occurred as to any other securitization due to any servicing act or servicing failure to act. In Option One’s 2006 servicing compliance assertion, Option One identified one area of non-compliance relating to a fidelity bond insurance policy that was lower than the Freddie Mac requirements during the first half of the year. Option One believes that this reported instance of non-compliance did not materially adversely affect any certificateholders.

Barclays Capital Real Estate Inc. d/b/a HomEq Servicing

General

Effective as of November 1, 2006, Barclays Capital Real Estate Inc. d/b/a HomEq Servicing (“HomEq”) acquired substantially all of the assets of the U.S. subprime residential mortgage servicing business of HomEq Servicing Corporation (“Old HomEq”).  There have been no material changes to the management or servicing platforms of HomEq in relation to Old HomEq and accordingly the information provided below regarding HomEq reflects the cumulative experience of Old HomEq and its predecessors.  References below to HomEq's servicing experience and servicing portfolio will reflect the experience and portfolio acquired by HomEq in as a result of the acquisition transaction with Old HomEq (the “Transaction”).

HomEq is a nationwide consumer loan servicing company, primarily involved in mortgage loan servicing, with facilities in North Highlands, California; Raleigh, North Carolina; and Boone, North Carolina.  HomEq is a subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”).  Barclays and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services.  Based on the Group’s unaudited financial information for the period ending December 31, 2006 and December 31, 2005, the Group had total assets of approximately £996,503 million and approximately £924,170 million, respectively.

HomEq’s residential sub-prime and alternative servicing operations are currently rated as “Strong” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.  Fitch Ratings has rated New HomEq “RPS1” as a primary servicer of residential Alt-A and sub-prime products, and “RSS1” as a special servicer.  Moody's Investors Service currently rates HomEq “SQ1-” as a primary servicer of residential subprime mortgage loans.  HomEq is an approved Freddie Mac and Fannie Mae servicer.

Although HomEq did not have any significant residential mortgage loan servicing experience prior to the Transaction, Old HomEq and its predecessors have been servicing residential mortgage loans since 1967.  At the end of 2002, HomEq began acquiring servicing from third parties, and currently a substantial majority of the loans in HomEq’s servicing portfolio are serviced for third parties, including loans in over 100 residential mortgage-backed securities transactions.  HomEq has serviced prime, and non-prime mortgage loans and has experience acting as a special servicer performing collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

Currently, substantially all of HomEq’s servicing portfolio consists of non-prime mortgage loans, represented by fixed-rate and adjustable-rate, first- and second-lien conventional mortgage loans.  The following table reflects the size and composition of HomEq’s servicing portfolio as of the end of each indicated period.  Totals in the table that follows may not sum due to rounding.

HomEq Mortgage Loan Servicing Portfolio
Composition and Size

	Aggregate Principal Balance as of March 31, 2007	Aggregate Principal Balance as of December 31, 2006	Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of December 31, 2004
Product Type
Fixed Rate 1st Lien	$11,239,809,469	$10,968,244,499	$11,234,562,133	$15,826,596,449
Fixed Rate 2nd Lien	2,859,281,450	2,603,188,030	1,916,187,771	2,448,415,562
ARM 1st Lien	31,394,464,937	30,852,849,610	31,639,566,303	24,343,482,623
Real Estate Owned (REO)	1,258,236,901	1,048,780,492	434,583,520	190,081,298
Total	$46,751,792,758	$45,473,062,631	$45,224,899,727	$42,808,575,933

HomEq’s Delinquency and Foreclosure Experience

The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by HomEq at the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date.  HomEq’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool.  The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments.  It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by HomEq.  In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool.  Finally, the statistics shown below represent the delinquency experience for HomEq’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.  Totals in the tables that follow may not sum due to rounding.

HomEq Mortgage Loan Servicing Portfolio
Delinquencies and Foreclosures
(Dollar Amounts in Thousands)

	As of March 31, 2007
	Number of Loans	Principal Balance	Percent by Principal Balance
Current Loans	249,721	$35,868,056	76.72%
Period of Delinquency
30 to 59 days	22,788	3,485,194	7.45%
60 to 89 days	8,690	1,485,332	3.18%
90 days or more	9,162	1,268,895	2.71%
Total Delinquencies	40,640	6,239,421	13.35%
Foreclosures	13,875	2,447,817	5.24%
Bankruptcies	9,868	938,262	2.01%
Total Foreclosures and Bankruptcies	23,743	3,386,079	7.24%
Real Estate Owned	9,447	1,258,237	2.69%
Total Portfolio	323,551	$46,751,793	100.00%

	As of December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance
Current Loans	240,551	$34,573,771	76.03%
Period of Delinquency
30 to 59 days	28,590	4,184,590	9.20%
60 to 89 days	10,565	1,644,686	3.62%
90 days or more	9,023	1,208,714	2.66%
Total Delinquencies	48,178	7,037,990	15.48%
Foreclosures	12,232	1,946,799	4.28%
Bankruptcies	9,583	865,722	1.90%
Total Foreclosures and Bankruptcies	21,815	2,812,521	6.19%
Real Estate Owned	8,301	1,048,780	2.31%
Total Portfolio	318,845	$45,473,063	100.00%

	As of December 31, 2005
	Number of Loans	Principal Balance	Percent by Principal Balance
Current Loans	265,153	$37,124,345	82.09%
Period of Delinquency
30 to 59 days	26,380	3,446,717	7.62%
60 to 89 days	8,885	1,204,065	2.66%
90 days or more	6,101	688,152	1.52%
Total Delinquencies	41,366	5,338,935	11.81%
Foreclosures	9,674	1,255,477	2.78%
Bankruptcies	13,092	1,071,560	2.37%
Total Foreclosures and Bankruptcies	22,766	2,327,037	5.15%
Real Estate Owned	4,395	434,584	0.96%
Total Portfolio	333,680	$45,224,900	100.00%

	As of December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance
Current Loans	301,208	$37,671,124	88.00%
Period of Delinquency
30 to 59 days	20,831	2,378,568	5.56%
60 to 89 days	6,575	761,639	1.78%
90 days or more	3,285	324,419	0.76%
Total Delinquencies	30,691	3,464,625	8.09%
Foreclosures	7,006	703,929	1.64%
Bankruptcies	12,181	778,816	1.82%
Total Foreclosures and Bankruptcies	19,187	1,482,745	3.46%
Real Estate Owned	2,528	190,081	0.44%
Total Portfolio	353,614	$42,808,576	100.00%

HomEq’s Policies and Procedures

Upon the acquisition of servicing rights, HomEq coordinates with the prior servicer of the mortgage loans to achieve a transfer of servicing activities with minimal impact to mortgagors.  The transfer and boarding process involves notifying the mortgagors of the servicing transfer, transferring electronic files containing loan set up information and a payment history, if applicable.  In addition, loan documents are stored either in hard copy or electronically imaged form for future review and reference.  All boarding activities are regularly reviewed to assure best practices are employed throughout the boarding process.

Once a mortgage loan has been boarded, HomEq begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards.  HomEq’s collections strategy is based on a predictive behavioral scoring system that enables collection efforts to be focused on mortgage loans that represent the greatest risks within the servicing portfolio and is intended to address potential collection problems as soon as possible before they migrate into more costly delinquency, foreclosure and REO status.  The predictive behavioral scoring system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors.  Outgoing calls range from an introduction of HomEq as servicer to advanced collection activities.  Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate customer service or collections representative.

In the event collection efforts are not successful, HomEq determines whether foreclosure proceedings are appropriate.  HomEq considers a number of factors, including the related mortgagor’s payment history, such mortgagor’s ability and willingness to pay, the condition and occupancy of the related property, the lien position of the mortgage loan and the amount of equity in the property.  HomEq also considers the costs associated with taking possession, interest and expense carry, repairs and marketing.  Unless impractical, HomEq seeks to reduce the cycle time and loss severity of foreclosure actions in a manner that meets or exceeds published Fannie Mae timelines.

If a borrower goes into bankruptcy, HomEq will pursue appropriate steps to process the case quickly in an effort to increase monthly cash flows and reduce loss severity, duration and servicing costs.  HomEq maintains internal controls to monitor the status of all bankruptcies, whether handled internally or through a multi-state network of attorneys specializing in bankruptcy proceedings in the state of the mortgaged property.  HomEq utilizes electronic notifications and case management tools in connection with its bankruptcy account management.

When HomEq acquires title to a mortgaged property through foreclosure proceedings, it  ascertains property occupancy, obtains appraisals and broker price opinions, determines property condition and whether the costs necessary to preserve or enhance property marketability are justified, lists the property for sale and oversees the final disposition of the property.

HomEq provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services.  Most of these services are provided through third-party vendors that specialize in these service areas.  HomEq conducts the initial and annual escrow analysis functions internally.  HomEq monitors escrow activities on an ongoing basis.

There have been no material changes in HomEq’s servicing policies and procedures during the past three years.

Prior Securitizations

During the three years preceding the date of this term sheet supplement, HomEq has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger.  During such time, HomEq also neither has failed to make any required advance with respect to any issuance of residential mortgage backed securities nor disclosed material noncompliance with the servicing criteria applicable to any such securitization.

THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement.  The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee and the trust administrator under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the depositor under each Mortgage Loan Purchase Agreement, (vi) the Net WAC Rate Carryover Reserve Account and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account.

The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.  In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer” in this term sheet supplement.

Assignment of the Mortgage Loans

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date.  The trust administrator, concurrently with such transfer, will deliver the certificates to the depositor.  Each Mortgage Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trust administrator pursuant to the Pooling and Servicing Agreement.  The mortgage loan schedule will include information such as the Cut-off Date Principal Balance of each Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose) the mortgage notes endorsed in blank or to the trustee on behalf of the certificateholders and the other related documents.  In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the related originator.  The assignments of mortgage will not be recorded by or on behalf of the depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the Pooling and Servicing Agreement, each such assignment of mortgage will be recorded as set forth in the Pooling and Servicing Agreement.

Within 45 days of the closing date, the trustee, or a custodian on its behalf, will review the Mortgage Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or other related document is found not to conform to the review criteria set forth in the Pooling and Servicing Agreement in any material respect and such defect is not cured within 90 days following notification thereof to the seller or the related originator, as applicable, by the trustee, or a custodian on its behalf, the seller or the related originator, as applicable, will be obligated to either (i) substitute for such Mortgage Loan a qualified substitute mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at the Purchase Price.  The Purchase Price will be required to be remitted to the trust administrator for deposit in the Distribution Account on or prior to the next succeeding Determination Date after such obligation arises.  The obligation of the seller or the related originator, as applicable, to repurchase or substitute for a Deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and other related documents available to the trustee or the certificateholders.

In connection with the substitution of a qualified substitute mortgage loan, the seller or the related originator, as applicable, will be required to remit to the servicer for deposit in the custodial account on or prior to the next succeeding Determination Date after such obligation arises the Substitution Adjustment Amount.

Pursuant to each Mortgage Loan Purchase Agreement (as assigned to the depositor pursuant to an Assignment Agreement and to the trustee pursuant to the Pooling and Servicing Agreement), each originator made certain representations and warranties as to the accuracy in all material respects of certain information with respect to each Mortgage Loan (e.g., the Mortgage Rate).  Pursuant to the Assignment Agreement, the seller will make certain additional representations and warranties regarding the Mortgage Loans.  In addition, the seller or the related originator will represent and warrant, among other things that at the time of transfer to the Depositor: (i) each Mortgage Loan complied, at the time of origination, in all material respects with applicable federal, state and local laws including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory and abusive lending, or disclosure laws applicable to the Mortgage Loan; (ii) the Mortgage Loans are not subject to the requirements of the Homeownership Act and no Mortgage Loan is subject to, or in violation of, any applicable state or local law, ordinance or regulation similar to the Homeownership Act; (iii) the prepayment penalties included in the transaction are enforceable and were originated in compliance with all applicable federal, state and local laws; (iv) none of the Mortgage Loans are High Cost as defined by the applicable predatory and abusive lending laws; (v) no Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor’s LEVELS Version 5.7 Glossary Revised, Appendix E) and (vi) no Mortgage Loan originated from and including October 1, 2002 to and including March 6, 2003, is secured by property located in the State of Georgia.  Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the Mortgage Loan and other related documents, the discovering party will promptly notify the trust administrator or the trustee, as applicable, and such party will inform the other parties to the Pooling and Servicing Agreement, the related originator and the seller of such breach and if the related originator or the seller, as applicable, fails to remedy such breach, the trustee will enforce the obligations of each originator or the seller, as applicable, under the related Mortgage Loan Purchase Agreement or related Assignment Agreement, as applicable, to effect a cure by either (i) as permitted pursuant to the related Mortgage Loan Purchase Agreement (in the case of an originator) or pursuant to the Pooling and Servicing Agreement (in the case of the seller), as applicable, substituting for such Deleted Mortgage Loan a qualified substitute mortgage loan or (ii) repurchasing such Deleted Mortgage Loan from the trust at a price generally equal to the Purchase Price, in each case to the extent set forth in the related Mortgage Loan Purchase Agreement or Pooling and Servicing Agreement, as applicable.  The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the related Mortgage Loan Purchase Agreement or the related Assignment Agreement that materially and adversely affects the interests of the certificateholders.

Pursuant to the Pooling and Servicing Agreement, the servicers will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

Each servicer will establish and maintain a collection account for the benefit of the certificateholders.  Within two (2) days of receipt and acceptance by a servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances, reimbursements for payments due on or prior to the cut-off date and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), each servicer will deposit such amounts in the collection account for remittance to the trust administrator on the Remittance Date.  Amounts on deposit in the collection account may be invested in permitted investments maturing on or before the business day prior to the related Remittance Date.  The trust administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted from a servicer for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the trust.  Amounts on deposit in the Distribution Account may be invested in permitted investments maturing on or before the business day prior to the related Distribution Date unless such permitted investments are invested in investments managed or advised by the trust administrator or an affiliate thereof, in which case such permitted investments may mature on the related Distribution Date.

Any amounts received on a mortgage loan (including, but not limited to monthly payments, prepayments or liquidation proceeds) will first be applied to payments due on or prior to the Cut-off Date before such amounts are available to the trust.

Advances

Subject to the following limitations, each servicer will be obligated to advance or cause to be advanced to the master servicer on or before each Remittance Date from (i) its own funds, (ii) funds in the collection account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), all Advances for such Distribution Date.

Advances are required to be made only to the extent they are deemed by the related servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on the related Mortgage Loan as to which such Advances were made.  With respect to any balloon mortgage loans, none of the servicers nor the master servicer will make any Advances covering any balloon payment.  The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.  The servicers will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.  Subject to the recoverability standard above, the servicers’ obligation to make Advances as to any Mortgage Loan will continue through the last scheduled payment due prior to the payment in full or until the recovery of all liquidation proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the Mortgage Loan.  Failure by a servicer to remit any required Advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement, would constitute an event of default under the Pooling and Servicing Agreement.  Such event of default will then obligate the master servicer, as successor servicer (subject to a determination of recoverability) to advance such amounts to the extent provided in the Pooling and Servicing Agreement.

All Advances will be reimbursable to the servicers or the master servicer, as applicable, from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the related servicer or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the related servicer or the master servicer, as applicable, from general funds in the collection account or the distribution account.  The master servicer may reimburse the related servicer or recover from amounts in the distribution account the amount of any Advance that remains unreimbursed to the related servicer or the master servicer, as applicable, from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the trust administrator for distribution on the certificates.

In the course of performing its servicing obligations, each servicer (or if a servicer fails in such obligation, the master servicer, as successor servicer) will also make Servicing Advances.  The servicers’ or the master servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the related servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the related servicer or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the related servicer or the master servicer, as applicable, from general funds in the collection account or the distribution account with regard to the master servicer and the collection account with regard to the related servicer.

Servicing Fee and Other Compensation and Payment of Expenses

The principal compensation to be paid to each servicer in respect of its servicing activities will be the Servicing Fee which will accrue at the Servicing Fee Rate on the Principal Balance of each Mortgage Loan serviced by it.  As additional servicing compensation, each servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, late payment charges, non-sufficient fund fees, Prepayment Interest Excess and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any servicing accounts.  Each servicer is obligated to deposit into the collection account and remit to the master servicer any Compensating Interest but only in an amount up to its Servicing Fee for the related Distribution Date.  In the event that a servicer fails to pay Compensating Interest required to be paid by it on any Distribution Date, the master servicer or (if the master servicer is the same entity as the servicer) the trustee as successor servicer will be required to pay such unpaid amount, but only to the extent set forth in the Pooling and Servicing Agreement.

The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the Master Servicing Fee which will accrue at the Master Servicing Fee Rate on the Principal Balance of each Mortgage Loan.  As additional master servicing compensation, the master servicer is entitled to retain the investment income on funds in the distribution account.

Events of Default and Removal of a Servicer or Master Servicer

The circumstances under which a servicer or master servicer may be removed are set forth under “Description of the Securities—Events of Default” in the base prospectus.  In addition to those circumstances, the master servicer may (and will at either the direction of the depositor or of 51% of the certificateholders) remove Option One Mortgage Corporation as servicer in the event its primary servicer rating by Moody’s Investors Service falls below “SQ3”.

In the event of a servicer event of default, the master servicer or (if the master servicer is the same entity as the servicer) the trustee (or a successor servicer selected by the master servicer or the trustee) will become the successor servicer under the Pooling and Servicing Agreement and in the event of an Event of Default regarding the master servicer, the trustee will become the successor master servicer under the Pooling and Servicing Agreement (or, the trustee may, if it shall be unwilling to continue to so act as a servicer or master servicer, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer or master servicer, as the case may be, as are set forth in the Pooling and Servicing Agreement).  The master servicer or the trustee, in its capacity as a successor servicer, (or such other successor servicer) immediately will assume all of the obligations of the terminated servicer to make Advances. As compensation therefor, the master servicer or the trustee (or such other successor servicer) will be entitled to such compensation as the terminated servicer would have been entitled to under the Pooling and Servicing Agreement if no such notice of termination had been given.

Subject to the terms of the Pooling and Servicing Agreement, the trust administrator or, in the case of a master servicer event of default, the trustee will be required to notify certificateholders and the rating agencies of any event of a default by a servicer or master servicer actually known to a responsible officer of the trust administrator or, in the case of a master servicer event of default, the trustee, and of the appointment of any successor servicer or master servicer.

All reasonable out-of-pocket servicing transfer costs will be paid by a predecessor servicer or master servicer, as applicable, upon presentation of reasonable documentation of such costs, and if such predecessor servicer or master servicer defaults in its obligation to pay such costs, such costs shall be paid by a successor servicer, the master servicer or the trustee (in which case a successor servicer, the master servicer or the trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the trust).

If the master servicer and the trust administrator are the same entity, then at any time the trust administrator resigns or is removed as trust administrator, the master servicer shall likewise be removed as master servicer.

Limitations on Liability and Indemnification of the Trustee and the Trust Administrator

The Pooling and Servicing Agreement will provide that the trustee and the trust administrator and any director, officer, employee or agent of the trustee or the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee or the trust administrator, as applicable, including the compensation and the expenses and disbursements of such party’s agents and counsel, in the ordinary course of such party’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by  the trustee or the trust administrator, as applicable, arising out of or in connection with the acceptance or administration of its respective obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of the master servicer’s or each servicer’s obligations and duties under the Pooling and Servicing Agreement, for which the trustee or the trust administrator, as applicable, is indemnified by the master servicer or each servicer under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the trustee or the trust administrator, as applicable, in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of the reckless disregard by the trustee or the trust administrator, as applicable, of its obligations and duties under the Pooling and Servicing Agreement or as a result of a breach by the trustee or the trust administrator, as applicable, of certain of its obligations under the Pooling and Servicing Agreement with respect to REMIC administration.  The Pooling and Servicing Agreement will provide that amounts owing from the trust to the trustee or the trust administrator in respect of the foregoing indemnification may be withdrawn and paid to the trustee or the trust administrator, as applicable, prior to the making of distributions to certificateholders.

For a description of the limitations on the liability of the trustee and the trust administrator, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the base prospectus.

Removal of the Trustee and the Trust Administrator

If at any time the trustee or trust administrator becomes ineligible in accordance with the provisions of the Pooling and Servicing Agreement and fails to resign after written request by the depositor or the NIMS Insurer, if any, or if at any time the trustee or trust administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the respective property of the trustee or trust administrator is appointed, or any public officer takes charge or control of the trustee or trust administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor or the NIMS Insurer, if any, may remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument, in duplicate, which instrument will be delivered to the removed trustee or trust administrator, as applicable, and to the successor trustee or trust administrator.  A copy of such instrument will be delivered to the certificateholders, the servicer and the master servicer by the depositor.

The certificateholders entitled to at least 51% of the voting rights or the NIMS Insurer, if any,  upon failure of the trustee or trust administrator to perform its obligations may at any time remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the depositor, one complete set to the removed trustee or trust administrator, as applicable, and one complete set to the appointed successor.  A copy of such instrument will be delivered to the certificateholders, the servicer and the master servicer by the depositor.

Upon satisfaction of certain conditions as specified in the Pooling and Servicing Agreement, the trustee or trust administrator may resign from its duties under the Pooling and Servicing Agreement.  Any resignation or removal of the trustee or trust administrator and appointment of a successor trustee or trust administrator will not become effective until acceptance of appointment by the successor trustee or trust administrator.

If the master servicer and the trust administrator are the same entity, then at any time the master servicer resigns or is removed as master servicer, the trust administrator shall likewise be removed as trust administrator.

The Credit Risk Manager

Clayton Fixed Income Services Inc., a Colorado corporation, will act as the trust’s representative in advising the servicers regarding certain delinquent and defaulted Mortgage Loans, and in monitoring and reporting to the depositor on the performance of such Mortgage Loans and the collection of any prepayment charges with respect to the Mortgage Loans.  The credit risk manager will rely upon mortgage loan data that is provided to it by the servicers and/or the master servicer in performing its advisory and monitoring functions.

The credit risk manager will be entitled to receive the Credit Risk Manager Fee until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates.  At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates.  The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the depositor, each servicer, the master servicer, the trust administrator and the trustee with the consent of the NIMS Insurer, if any, and without the consent of the certificateholders in order to: (i) cure any mistake, including, without limitation, conforming the Pooling and Servicing Agreement to this term sheet supplement, (ii) modify or supplement any provision to the Pooling and Servicing Agreement, which may be ambiguous or inconsistent with any other provision of the Pooling and Servicing Agreement, or (iii) make any other provision with respect to any matter or question arising under the Pooling and Servicing Agreement which will not be inconsistent with the provisions of the Pooling and Servicing Agreement.  Any such amendment will require either (a) an opinion of counsel delivered to each servicer, the master servicer, the trust administrator, the trustee and the NIMS Insurer, if any, concluding that the amendment will not affect adversely in any material respect the interests of any certificateholder, (b) written or electronic notice (or verbal confirmation from a rating agency as evidenced by an officer’s certificate of the depositor) to the depositor, each servicer, the master servicer, the trust administrator and the trustee from each rating agency that such action will not result in the reduction or withdrawal of the rating of any outstanding class of certificates or (c) solely as to an amendment pursuant to (i) above, an officer’s certificate of the depositor identifying the mistake, stating that the amendment is needed to correct the mistake and describing the basis for such conclusion.  No amendment effected as provided above will be deemed to adversely affect in any material respect the interests of any certificateholder.  No amendment will be deemed to adversely affect in any material respect the interests of any certificateholder who will have consented thereto, and no opinion of counsel or rating agency confirmation will be required to address the effect of any such amendment on any such consenting certificateholder.

The Pooling and Servicing Agreement may also be amended from time to time by the depositor, each servicer, the master servicer, the trust administrator and the trustee with the consent of the NIMS Insurer, if any, and the certificateholders entitled to at least 66% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the Pooling and Servicing Agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the certificateholders or the Interest Rate Swap Provider without prior written consent from such adversely affected certificateholders or the Interest Rate Swap Provider, as applicable.

None of the depositor, the servicers, the master servicer, the trust administrator or the trustee may enter into an amendment of the Pooling and Servicing Agreement that would significantly change the permitted activities of the trust without the consent of the NIMS Insurer, if any, and the certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates.  Promptly after the execution of any amendment, the trust administrator will furnish a copy of such amendment to each certificateholder.

Evidence as to Compliance

Each servicer, the master servicer, the trust administrator and any other party who is engaged by any of the preceding parties and that meets the criteria set forth in 1108(a)(2)(i), (ii) or (iii) of Regulation AB are required to deliver to the depositor, the master servicer and the trust administrator in March of each year, starting in March 2008, an officer’s certificate stating that (i) a review of such party’s activities during the reporting period and of its performance under the Pooling and Servicing Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, each servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In addition, notwithstanding anything in the base prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that in March of each year, starting in March 2008, each party participating in the servicing function will provide to the depositor, the trust administrator and the master servicer a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Termination

The majority holder of the Class CE Certificates (so long as such holder is not the sponsor or an affiliate of the sponsor) or, if such majority holder fails to exercise such option, the servicers and the NIMs Insurer, if any (in that order) will have the right to purchase all of the Mortgage Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.  The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date.  In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Mortgage Loans and the appraised value of any REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees or Credit Risk Management Fees allocable to such Mortgage Loans and REO Properties and any other amounts owed to each servicer, the master servicer, the trust administrator or the trustee under the Pooling and Servicing Agreement, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider.  However, this option may only be exercised if the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire, the note balance of the notes issued pursuant to any indenture which are secured by all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates and any amounts owed to the NIMS Insurer, if any, at the time the option is exercised.  In the event the majority holder of the Class CE Certificates (so long as such holder is not the sponsor or an affiliate of the sponsor), the servicers or the NIMS Insurer, if any, exercises this option, the portion of the purchase price allocable to the Class A Certificates and the Mezzanine Certificates will be, to the extent of available funds:

(i)	100% of the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates, plus

(ii)
interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates at the then applicable Pass-Through Rate for the class, plus

(iii)
any previously accrued but unpaid interest thereon to which the holders of the Class A Certificates and the Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (distributable from the Net WAC Rate Carryover Reserve Account or the Swap Account), plus

(iv)	in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

Servicing of Delinquent Mortgage Loans

Each servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling and Servicing Agreement.  These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan.  These procedures are intended to lead to the alternative that would maximize the proceeds for the trust on such Mortgage Loan.  However, there can be no assurance that following such procedures will have the aforementioned result or that following such procedures will lead to the alternative that is in the best interests of the certificateholders.  If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

With respect to any second lien Mortgage Loan, if a servicer determines that no significant recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property, it may elect to charge off the related Mortgage Loan at the time such Mortgage Loan becomes 180 days delinquent or at any time thereafter.  Once such a Mortgage Loan has been charged off, the related Servicer will discontinue making Advances, the related Servicer will not be entitled to the Servicing Fee for such Mortgage Loan, and such Mortgage Loan will be treated as a liquidated Mortgage Loan giving rise to a realized loss.  Any such Mortgage Loan that is charged off will continue to be serviced by the related servicer for the holders of the Class X Certificates using non-foreclosure collection procedures as set forth in the Pooling and Servicing Agreement.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Supplemental Interest Trust, any Servicer Prepayment Charge Payment Amounts and the Interest Rate Swap Agreement) as a REMIC for federal income tax purposes.  Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the trust and (ii) the Class A Certificates, the Mezzanine Certificates, the Class CE Certificates (exclusive of any right of the holder of such Certificates to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account) and the Class P Certificates (exclusive of any right to receive Servicer Prepayment Charge Payment Amounts) will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC.  See “Federal Income Tax Consequences—REMICs” in the base prospectus.

For federal income tax reporting purposes, the Class A Certificates and the Mezzanine Certificates may be treated as having been issued with original issue discount.  The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the prepayment assumption set forth under “Prepayment and Yield Considerations” in this free writing prospectus.  No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Purchasers of the offered certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  In addition, there is considerable uncertainty concerning the application of the OID regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered certificates.  Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the Internal Revenue Service could assert that the offered certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

It appears that a reasonable method of reporting original issue discount with respect to the offered certificates, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the base prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.  See “Federal Income Tax Consequences—REMICs” in the base prospectus.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder.  Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

Each holder of a Class A Certificate and a Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount and the obligation to make payments to the Swap Account.  The Net WAC Rate Carryover Reserve Account, the Swap Account and the Interest Rate Swap Agreement are not assets of any REMIC.  The REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Swap Base Calculation Amount of the Interest Rate Swap Agreement (multiplied by 250) to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow.  As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate may exceed the actual amount of distributions on the Class A Certificate or Mezzanine Certificate.

The treatment of amounts received by a holder of a Class A Certificate and a Mezzanine Certificate under such holder’s right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such holder’s purchase price allocable thereto.  Under the REMIC regulations, each holder of a Class A Certificate and a Mezzanine Certificate must allocate its purchase price for such certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right.  The trust administrator will, as required, treat payments made to the holders of the Class A Certificates and Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts.  The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation.  For tax reporting purposes, the trust administrator may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of Net WAC Rate Carryover Amounts as having more than a de minimis value.  The value of such amount may be obtained from the trust administrator upon request to the extent it is provided to the trust administrator by the underwriter.  Under the REMIC regulations, the trust administrator is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount as discrete property rights.  Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates.  Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the Class A Certificates and Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates.  If the trust administrator’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the notional principal contract regulations.

Any payments made to a beneficial owner of a Class A Certificate or Mezzanine Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A Certificate or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A Certificate or Mezzanine Certificate may have income that exceeds cash distributions on the Class A Certificate or Mezzanine Certificate, in any period and over the term of the Class A Certificate or Mezzanine Certificate. As a result, the Class A Certificate or Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Class A Certificate or a Mezzanine Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the notional principal contract regulations allocable to the related Class A Certificate or Mezzanine Certificate, as the case may be. A holder of an offered certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Carryover Amount.  Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because the Net WAC Rate Carryover Amount is treated as a separate right of the Class A Certificates and Mezzanine Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iv) by a servicer, if such servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement or (v) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the offered certificates.  The responsibility for filing annual federal information returns and other reports will be borne by the trust administrator.  See “Federal Income Tax Consequences—REMICs” in the base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the base prospectus.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans).  ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code.  Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this term sheet supplement and in the base prospectus, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to UBS Securities LLC an administrative exemption (Prohibited Transaction Exemption, or PTE, 91-22, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-5) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the base prospectus.  The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the base prospectus.

For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust.  The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust.  In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied.  However, if the Exemption is not available, there may be other exemptions that apply.  Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (a) 95-60 (for transactions by insurance company general accounts) or (b) except in the case of the non-offered Mezzanine Certificates, 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under (I) PTE 95-60 or (II) except in the case of the non-offered Mezzanine Certificates, one of the other four prohibited transaction class exemptions enumerated above.

Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) except in the case of the non-offered Mezzanine Certificates, it has acquired and is holding such Mezzanine Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Fitch Ratings, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each, an “Exemption Rating Agency”) or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95 60 have been satisfied.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the trust administrator, the master servicer, the servicers and any NIMS Insurer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

None of the Certificates will constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of offered certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.  See “Legal Investment” in the base prospectus.

GLOSSARY OF TERMS

The “Adjustment Date” with respect to each Mortgage Loan is the date on which the Mortgage Rate of the Mortgage Loan changes pursuant to the related mortgage note.

An “Advance” with respect to any Distribution Date is an amount remitted by the servicers under the Pooling and Servicing Agreement equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans, other than with respect to balloon payments, and that were delinquent on the business day immediately prior to the related Determination Date, unless determined to be nonrecoverable and, with respect to balloon loans, with respect to which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan, unless determined to be nonrecoverable.

An “Allocated Realized Loss Amount” with respect to any class of the Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Mezzanine Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unreimbursed from previous Distribution Dates minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

“Assignment Agreement” means each of the Assignment and Recognition Agreements, dated the Closing Date, among the seller, the depositor and the related originator.

The “Closing Date” means August 30, 2007.

“Compensating Interest” for any Distribution Date is an amount, not to exceed the lesser of (x) the aggregate of the Prepayment Interest Shortfall, if any, after netting the aggregate Prepayment Interest Excess, if any, for such Distribution Date and (y) the Servicing Fee for such Distribution Date, remitted by the servicers to the master servicer in respect of any Prepayment Interest Shortfall.

“Credit Risk Manager Fee Rate” is 0.0125% per annum.

The “Cut-off Date” means August 1, 2007.

The “Cut-off Date Principal Balance” is the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

A “Deleted Mortgage Loan” is a Mortgage Loans replaced or to be replaced by a Qualified Substitute Mortgage Loan.

The “Determination Date” with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the business day immediately preceding such 15th day.

The “Distribution Date” means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in September 2007.

The “Due Date” with respect to each Mortgage Loan is the date on which the scheduled payment is due each month.

The “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The “Gross Margin” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note that is added to the Index on each Adjustment Date.

The “Homeownership Act” means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

The “Index” with respect to each adjustable-rate Mortgage Loan is Six-Month LIBOR, One-Year LIBOR or One-Year CMT, as applicable.

The “Initial Periodic Rate Cap” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may decrease or increase on the first Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the related servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

The “Master Servicing Fee” with respect to any Distribution Date is an amount equal to one-twelfth of the Master Servicing Fee Rate (without regards to the words “per annum” in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

The “Master Servicing Fee Rate” is 0.0100% per annum.

The “Maximum Mortgage Rate” with respect to each adjustable-rate Mortgage Loan is the specified maximum Mortgage Rate over the life of such Mortgage Loan.

The “Minimum Mortgage Rate” means, with respect to each adjustable-rate Mortgage Loan is the specified minimum Mortgage Rate over the life of such Mortgage Loan.

A “Mortgage Loan” is any of the Mortgage Loans included in the trust.

The “Mortgage Loan Purchase Agreement” means each Originator Master Agreement as defined in the Pooling and Servicing Agreementwhich is the agreement pursuant to which the Sponsor purchased the Mortgage Loans from the related Originator.

The “Mortgage Pool” means the pool of Mortgage Loans included in the trust.

The “Mortgage Rate” is the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note.

A “Mortgaged Property” is the property securing a Mortgage Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

The “Net WAC Rate Carryover Reserve Account” means an account established under the Pooling and Servicing Agreement from which distributions in respect of Net WAC Rate Carryover Amounts on the certificates will be made.

The “Net WAC Rate Carryover Amount” for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period.

A “NIMS Insurer Default” means the continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

“One-Year LIBOR” means the average of the interbank offered rate quotations for one year U.S. dollar denominated deposits in the London market, as published in The Wall Street Journal and most recently available as of a day specified in the related mortgage note.

“One-Year CMT” means the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15 (519) and most recently available as of a day specified in the related mortgage note.

The “Periodic Rate Cap” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease on the Adjustment Date (other than the first Adjustment Date) from the Mortgage Rate in effect immediately prior to such Adjustment Date.

A “Plan” means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

The “Pool Balance” as of any date is equal to the aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool.

The “Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of August 1, 2007, among the depositor, the servicers, the master servicer, the trust administrator and the trustee.

“Prepayment Interest Excess” means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment in full that was applied during the portion of the related Prepayment Period commencing on the first day of the calendar month in which the Distribution Date occurs and ending on the last day of the related Prepayment Period, an amount equal to interest on the Mortgage Loan at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

A “Prepayment Interest Shortfall” means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment that was applied during the portion of the related Prepayment Period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

The “Prepayment Period” with respect to any Distribution Date is the period commencing on the 16th day of the calendar month preceding the related Distribution Date (and in the case of the first Distribution Date, commencing on August 1, 2007) and ending on the 15th day of the calendar month in which such Distribution Date occurs for prepayments in full; and the calendar month preceding the month in which such Distribution Date occurs for any partial prepayment.

The “Principal Balance” of any Mortgage Loan as of any date is an amount equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan.

The “Purchase Price” with respect to any Mortgage Loan that is purchased by the seller is a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the related servicer, plus any costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted by the seller or an originator for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by an originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The “Relief Act” means the Servicemembers Civil Relief Act.

The “Remittance Date” means the day of each month that a servicer is required to remit funds to the master servicer pursuant to the Pooling and Servicing Agreement.  For Option One, the Remittance Date is the later of (i) the 18th day of each month or, if such 18th day is not a Business Day, the business day immediately following such 18th day and (ii) the second business day following the related Determination Date. For HomEq, the Remittance Date is the 18th day of each month or, if such 18th day is not a Business Day, the business day immediately following such 18th day.

An “REO Property” is a property acquired on behalf of the certificateholders in respect of a defaulted Mortgage Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

A “Servicing Advance” with respect to any Distribution Date is an amount remitted by the related servicer equal to all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any administrative, enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the related Servicer in connection with its responsibilities under the Pooling and Servicing Agreement.

The “Servicing Fee” with respect to any Distribution Date is an amount equal to one-twelfth of the Servicing Fee Rate (without regards to the words “per annum” in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

The “Servicing Fee Rate” with respect to the mortgage loans serviced by HomEq is 0.5000% per annum; and the Servicing Fee Rate with respect to the mortgage loans serviced by Option One is 0.3000% per annum for the first 10 Due Periods, 0.4000% per annum for the 11th through 30th Due Periods and 0.6500% per annum for all Due Periods thereafter.

“Six-Month LIBOR” means the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published by the Western Edition of The Wall Street Journal.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984.

The “Substitution Adjustment Amount” with respect to any Mortgage Loan that is purchased by the seller is an amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

A “Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The “Swap Termination Payment” means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.

ANNEX I - MORTGAGE LOAN STATISTICAL INFORMATION

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively.
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	1,846
Aggregate Current Principal Balance:	$445,967,455
Average Current Principal Balance:	$241,586	$15,940-$926,915
Aggregate Original Principal Balance:	$446,390,253
Average Original Principal Balance:	$241,815	$15,980-$927,500
Fully Amortizing Non-IO Mortgage Loans:	44.94%
Fully Amortizing IO Mortgage Loans:	3.84%
Balloon Loans:	51.22%
1st Lien:	99.84%
Wtd. Avg. Gross Coupon:	8.415%	5.450%-14.050%
Wtd. Avg. Original Term(months):	359	180-360
Wtd. Avg. Remaining Term(months):	357	161-359
Wtd. Avg. Margin (ARM Loan Only):	5.809%	2.250%-8.940%
Maximum Interest Rate (ARM Loans Only):	14.549%	10.075%-18.600%
Minimum Interest Rate (ARM Loans Only):	6.917%	2.750%-11.750%
Wtd. Avg. Original LTV(1):	78.88%	18.00%-100.00%
Wtd. Avg. Borrower FICO(2):	624	479-804
Geographic Distribution (Top 5):	California	28.12%
	Florida	8.25%
	Washington	8.24%
	New York	7.42%
	Texas	6.82%
(1)	References to original loan-to-value ratios are references to original combined loan-to-value ratios with respect to second lien Mortgage Loans.
(2)	References to FICO are references to FICO scores at origination.

Originators of the Aggregate Mortgage Loans
Originator	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Option One Mortgage	1,066	256,465,708	57.51	240,587	8.640	80.12	623	66.98	0.03
Fieldstone	608	153,481,023	34.42	252,436	8.063	76.48	627	57.49	0.36
Decision One	137	29,304,450	6.57	213,901	8.425	81.30	625	89.90	0.27
EquiFirst	35	6,716,276	1.51	191,894	7.871	75.70	610	69.38	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Current Unpaid Principal Balance of the Aggregate Mortgage Loans
Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
50,000.00 or less	10	344,651	0.08	34,465	11.810	87.73	636	77.71	56.49
50,000.01 to 100,000.00	172	13,932,176	3.12	81,001	9.809	74.71	616	75.30	2.68
100,000.01 to 150,000.00	379	47,110,578	10.56	124,302	9.289	76.83	610	77.76	0.28
150,000.01 to 200,000.00	355	61,544,530	13.80	173,365	8.589	77.75	613	78.62	0.00
200,000.01 to 250,000.00	259	58,079,727	13.02	224,246	8.443	77.80	619	71.41	0.00
250,000.01 to 300,000.00	180	49,459,359	11.09	274,774	8.174	77.48	621	59.22	0.00
300,000.01 to 350,000.00	131	42,120,207	9.44	321,528	8.290	79.93	621	68.73	0.00
350,000.01 to 400,000.00	100	37,485,721	8.41	374,857	8.469	81.22	624	52.03	0.00
400,000.01 to 450,000.00	84	35,800,606	8.03	426,198	8.005	80.72	636	54.64	0.00
450,000.01 to 500,000.00	53	25,177,871	5.65	475,054	7.903	80.41	628	62.35	0.00
500,000.01 to 550,000.00	47	24,584,096	5.51	523,066	8.046	81.15	638	55.30	0.00
550,000.01 to 600,000.00	25	14,334,100	3.21	573,364	7.854	83.57	647	55.73	0.00
600,000.01 to 650,000.00	18	11,353,508	2.55	630,750	8.235	78.51	651	33.18	0.00
650,000.01 to 700,000.00	11	7,417,812	1.66	674,347	7.692	81.46	642	81.88	0.00
700,000.01 to 750,000.00	12	8,824,442	1.98	735,370	7.674	79.48	668	58.12	0.00
750,000.01 to 800,000.00	5	3,892,775	0.87	778,555	7.903	72.04	643	39.90	0.00
800,000.01 to 850,000.00	1	818,161	0.18	818,161	8.650	85.00	606	100.00	0.00
900,000.01 to 950,000.00	4	3,687,136	0.83	921,784	8.877	77.73	636	49.78	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Current Mortgage Rates of the Aggregate Mortgage Loans
Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
5.001 to 5.500	2	891,460	0.20	445,730	5.469	76.09	771	100.00	0.00
5.501 to 6.000	24	9,306,757	2.09	387,782	5.879	71.63	663	88.87	0.00
6.001 to 6.500	44	13,837,359	3.10	314,485	6.356	72.33	650	79.60	0.00
6.501 to 7.000	167	48,963,096	10.98	293,192	6.832	73.90	643	73.23	0.00
7.001 to 7.500	195	57,942,516	12.99	297,141	7.310	77.86	634	75.83	0.00
7.501 to 8.000	245	63,981,550	14.35	261,149	7.810	77.18	626	67.66	0.00
8.001 to 8.500	234	60,032,973	13.46	256,551	8.318	79.96	619	64.88	0.00
8.501 to 9.000	254	62,975,073	14.12	247,933	8.787	81.10	623	61.33	0.08
9.001 to 9.500	160	36,058,453	8.09	225,365	9.290	81.70	615	57.08	0.16
9.501 to 10.000	177	33,639,304	7.54	190,053	9.777	80.32	603	60.49	0.00
10.001 to 10.500	120	23,039,988	5.17	192,000	10.263	82.26	612	50.07	0.51
10.501 to 11.000	91	16,541,705	3.71	181,777	10.757	82.01	604	49.73	0.97
11.001 to 11.500	57	8,923,848	2.00	156,559	11.258	82.61	598	49.59	2.36
11.501 to 12.000	60	8,379,868	1.88	139,664	11.733	83.71	616	54.60	0.75
12.001 to 12.500	12	1,250,659	0.28	104,222	12.231	88.82	644	35.79	0.00
12.501 to 13.000	2	162,191	0.04	81,095	12.572	87.77	663	0.00	0.00
13.001 to 13.500	1	20,092	0.00	20,092	13.300	100.00	611	100.00	100.00
14.001 to 14.500	1	20,565	0.00	20,565	14.050	100.00	582	100.00	100.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Credit Scores of the Aggregate Mortgage Loans
Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
499 or less	2	404,606	0.09	202,303	11.217	50.16	483	100.00	0.00
500 to 519	6	1,325,273	0.30	220,879	9.965	63.41	509	32.12	0.00
520 to 539	33	6,854,097	1.54	207,700	9.888	70.42	531	81.62	0.00
540 to 559	137	30,619,292	6.87	223,498	9.102	72.73	549	82.83	0.00
560 to 579	241	51,154,862	11.47	212,261	8.777	75.47	569	80.05	0.00
580 to 599	244	54,421,382	12.20	223,038	8.595	75.84	589	76.34	0.04
600 to 619	305	70,632,311	15.84	231,581	8.502	79.18	610	67.27	0.03
620 to 639	283	69,176,782	15.51	244,441	8.089	81.38	628	74.29	0.00
640 to 659	245	64,989,254	14.57	265,262	8.266	81.40	649	59.58	0.15
660 to 679	154	38,254,879	8.58	248,408	8.291	82.26	669	48.47	1.01
680 to 699	82	21,441,488	4.81	261,482	7.827	80.60	689	47.25	0.58
700 to 719	49	15,229,339	3.41	310,803	7.711	79.85	708	33.09	0.34
720 to 739	29	8,967,163	2.01	309,213	7.964	82.39	729	27.31	0.00
740 to 759	14	4,281,961	0.96	305,854	7.803	81.60	745	24.13	0.00
760 to 779	15	6,092,769	1.37	406,185	7.953	81.74	768	30.53	0.00
780 to 799	5	1,785,696	0.40	357,139	9.175	86.90	786	0.00	0.00
800 to 819	2	336,301	0.08	168,151	7.990	94.25	802	14.97	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

DTI Ratios of the Aggregate Mortgage Loans
Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
N/A	24	6,840,537	1.53	285,022	8.047	75.65	676	0.00	0.00
30.00 or less	249	49,073,872	11.00	197,084	8.614	77.41	625	76.63	0.12
30.01 to 35.00	210	49,917,471	11.19	237,702	8.268	77.74	637	59.07	0.53
35.01 to 40.00	278	64,558,947	14.48	232,226	8.465	78.98	625	59.93	0.32
40.01 to 45.00	358	88,543,833	19.85	247,329	8.391	78.76	626	59.29	0.00
45.01 to 50.00	465	116,412,150	26.10	250,349	8.553	79.09	621	55.86	0.15
50.01 to 55.00	244	64,453,822	14.45	264,155	8.166	80.43	613	95.49	0.00
55.01 or more	18	6,166,824	1.38	342,601	8.284	83.89	606	100.00	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Lien Status of the Aggregate Mortgage Loans
Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
First Lien	1,832	445,265,645	99.84	243,049	8.411	78.85	624	65.21	0.00
Second Lien	14	701,810	0.16	50,129	10.909	99.64	667	96.18	100.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Original LTV Ratios of the Aggregate Mortgage Loans(1)
Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
50.00 or less	81	13,722,119	3.08	169,409	8.083	40.53	607	52.56	0.00
50.01 to 55.00	32	6,755,436	1.51	211,107	7.812	53.05	624	57.85	0.00
55.01 to 60.00	67	14,508,850	3.25	216,550	8.192	58.01	590	60.30	0.00
60.01 to 65.00	114	25,589,497	5.74	224,469	8.125	63.90	601	64.25	0.00
65.01 to 70.00	158	38,802,568	8.70	245,586	8.011	68.68	609	60.75	0.00
70.01 to 75.00	184	45,799,794	10.27	248,912	7.884	73.97	616	63.86	0.00
75.01 to 80.00	400	100,494,892	22.53	251,237	8.227	79.54	625	61.01	0.00
80.01 to 85.00	240	63,192,188	14.17	263,301	8.567	84.50	627	69.53	0.00
85.01 to 90.00	505	123,243,692	27.64	244,047	8.893	89.69	637	68.99	0.00
90.01 to 95.00	33	7,319,122	1.64	221,792	9.119	94.74	657	79.31	0.49
95.01 to 100.00	32	6,539,299	1.47	204,353	9.131	99.99	669	88.86	10.19
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

(1)	References to original loan-to-value ratios are references to original combined loan-to-value ratios with respect to second lien Mortgage Loans.

Documentation Levels of the Aggregate Mortgage Loans
Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Full (24+ months)—24+ Months Income Verification	460	99,154,986	22.23	215,554	8.016	77.38	619	100.00	0.30
Full (12+ months)—12-23 Months Income Verification	834	191,857,475	43.02	230,045	8.343	80.75	610	100.00	0.20
Limited—6 Months Income Verification	5	1,668,497	0.37	333,699	9.443	85.10	634	0.00	0.00
Streamlined—Stated Income / Verified Assets	306	85,693,718	19.22	280,045	8.688	78.26	646	0.00	0.03
Stated—Stated Income / Stated Assets	217	60,752,243	13.62	279,964	8.927	76.48	641	0.00	0.00
No Ratio—No Income / Verified Assets	5	1,636,717	0.37	327,343	7.326	71.35	583	0.00	0.00
No Doc—No Income / No Assets	19	5,203,820	1.17	273,885	8.274	77.00	705	0.00	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Purpose of the Aggregate Mortgage Loans
Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Cash Out Refinance	1,169	296,774,559	66.55	253,870	8.229	76.26	620	65.11	0.03
Purchase	414	92,615,194	20.77	223,708	9.098	86.73	645	57.01	0.66
Rate & Term Refinance	257	55,248,187	12.39	214,973	8.284	79.96	615	80.05	0.00
Cash Out Home Improvement	6	1,329,516	0.30	221,586	7.978	72.37	598	57.59	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Property Types of the Aggregate Mortgage Loans
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Single Family	1,432	330,817,813	74.18	231,018	8.407	78.46	620	67.53	0.11
Planned Unit Development	220	59,288,822	13.29	269,495	8.293	80.20	631	62.37	0.21
Two- to Four-Family	128	40,376,585	9.05	315,442	8.578	79.89	652	50.34	0.46
Condominium	64	15,128,913	3.39	236,389	8.599	80.53	617	65.81	0.13
Townhouse	2	355,323	0.08	177,662	10.700	65.53	569	100.00	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Occupancy Status of the Aggregate Mortgage Loans
Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Owner Occupied	1,637	404,419,175	90.68	247,049	8.301	78.67	620	67.65	0.16
Investor Occupied	175	33,271,410	7.46	190,122	9.741	81.78	668	41.05	0.11
Second Home	34	8,276,870	1.86	243,437	8.684	77.38	642	45.40	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans
Geographic Distribution	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Southern California	263	94,591,183	21.21	359,662	7.735	75.13	628	54.83	0.20
Florida	180	36,814,415	8.25	204,525	8.730	77.52	616	56.53	0.00
Washington	135	36,762,619	8.24	272,316	7.792	79.86	628	82.16	0.16
New York	88	33,096,936	7.42	376,102	8.295	77.68	637	50.42	0.00
Northern California	88	30,812,811	6.91	350,146	8.015	77.49	626	62.06	0.23
Texas	198	30,418,623	6.82	153,629	9.193	83.76	620	70.93	0.00
New Jersey	55	16,046,326	3.60	291,751	8.876	79.43	645	59.83	0.00
Maryland	56	14,537,978	3.26	259,607	8.646	79.43	612	84.06	0.00
Illinois	69	14,096,295	3.16	204,294	9.050	80.08	603	70.97	0.00
Arizona	52	12,130,816	2.72	233,285	8.312	79.58	628	59.89	0.86
Other	662	126,659,455	28.40	191,328	8.810	80.94	621	72.37	0.22
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Zip Code Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
90068	2	1,673,373	0.38	836,686	7.455	82.73	641	54.59	0.00
11207	3	1,564,971	0.35	521,657	7.894	82.59	722	67.98	0.00
98391	6	1,400,158	0.31	233,360	7.973	80.42	647	100.00	4.24
93551	3	1,350,150	0.30	450,050	8.423	88.34	627	39.98	0.00
90220	4	1,320,409	0.30	330,102	8.150	73.45	615	23.81	0.00
11215	2	1,298,915	0.29	649,457	9.105	56.68	612	28.82	0.00
96797	3	1,238,009	0.28	412,670	8.844	87.84	676	0.00	0.00
85262	3	1,182,103	0.27	394,034	8.538	90.65	687	65.07	6.51
98208	4	1,160,038	0.26	290,010	6.991	68.70	648	100.00	0.00
90706	2	1,141,037	0.26	570,519	8.940	92.58	634	48.39	0.00
Other	1,814	432,638,293	97.01	238,500	8.422	78.83	623	65.63	0.13
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Original Term to Maturity of the Aggregate Mortgage Loans
Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
180 or less	27	2,509,116	0.56	92,930	8.964	79.56	640	92.80	24.31
181 to 240	4	651,914	0.15	162,979	7.607	58.63	634	48.91	0.00
301 to 360	1,815	442,806,426	99.29	243,970	8.414	78.91	624	65.12	0.02
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Remaining Term to Maturity of the Aggregate Mortgage Loans
Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
180 or less	27	2,509,116	0.56	92,930	8.964	79.56	640	92.80	24.31
181 to 240	4	651,914	0.15	162,979	7.607	58.63	634	48.91	0.00
301 to 360	1,815	442,806,426	99.29	243,970	8.414	78.91	624	65.12	0.02
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Product Type of the Aggregate Mortgage Loans
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
2/6 MONTH LIBOR	495	98,936,059	22.18	199,871	9.370	79.55	621	61.93	0.00
2/6 MONTH LIBOR—40 YR AMTERM	312	95,203,824	21.35	305,140	8.432	79.61	615	59.61	0.00
30YR FXD	436	82,715,843	18.55	189,715	8.163	75.46	627	77.70	0.11
2/6 MONTH LIBOR—50 YR AMTERM	181	57,090,094	12.80	315,415	8.113	82.74	625	66.79	0.00
BALLOON OTHER—40 YR AMTERM	153	38,118,962	8.55	249,144	7.835	73.89	610	69.79	0.00
3/6 MONTH LIBOR—40 YR AMTERM	48	14,341,153	3.22	298,774	8.032	80.14	628	58.05	0.00
BALLOON OTHER—50 YR AMTERM	41	11,370,196	2.55	277,322	7.672	78.07	626	84.57	0.00
5/6 MONTH LIBOR	27	7,689,623	1.72	284,801	8.296	80.13	653	62.89	0.00
5/6 MONTH LIBOR—50 YR AMTERM	21	5,979,932	1.34	284,759	7.469	82.76	645	66.62	0.00
5/1 ARM 1 YR LIBOR—120 MONTH IO	13	5,223,344	1.17	401,796	7.206	85.83	695	27.19	0.00
3/6 MONTH LIBOR	26	5,057,254	1.13	194,510	9.514	79.65	603	69.23	0.00
2/6 MONTH LIBOR—60 MONTH IO	12	3,654,050	0.82	304,504	8.526	78.10	657	53.37	0.00
5/6 MONTH LIBOR—40 YR AMTERM	9	3,393,601	0.76	377,067	7.359	76.46	664	46.10	0.00
5/1 ARM 1 YR LIBOR—60 MONTH IO	8	2,750,638	0.62	343,830	7.489	87.86	679	31.82	0.00
3/6 MONTH LIBOR—50 YR AMTERM	6	1,910,143	0.43	318,357	7.604	81.58	637	71.75	0.00
5/1 ARM 1 YR LIBOR	6	1,793,648	0.40	298,941	7.264	88.36	660	27.02	0.00
15YR FXD	16	1,772,020	0.40	110,751	8.523	76.72	628	98.49	1.51
2/6 MONTH LIBOR—120 MONTH IO	4	1,440,089	0.32	360,022	7.777	71.25	614	60.12	0.00
5/1 ARM 1 YR CMT	4	1,418,959	0.32	354,740	8.821	81.17	668	48.19	0.00
5/6 MONTH LIBOR—120 MONTH IO	4	1,303,800	0.29	325,950	7.090	80.98	657	74.47	0.00
30YR FXD—120 MONTH IO	3	926,400	0.21	308,800	6.792	77.14	696	55.80	0.00
10/1 ARM 1YR LIBOR—120 MONTH IO	1	780,000	0.17	780,000	6.775	80.00	704	0.00	0.00
20YR FXD	4	651,914	0.15	162,979	7.607	58.63	634	48.91	0.00
15YR BALLOON	10	583,233	0.13	58,323	10.833	99.56	668	100.00	100.00
BALLOON OTHER—45 YR AMTERM	1	439,748	0.10	439,748	6.750	80.00	642	0.00	0.00
3/6 MONTH LIBOR—60 MONTH IO	1	432,000	0.10	432,000	8.250	90.00	670	0.00	0.00
30YR FXD—60 MONTH IO	1	419,700	0.09	419,700	6.750	85.00	741	0.00	0.00
6 MONTH LIBOR	2	372,229	0.08	186,115	9.565	84.05	606	100.00	0.00
5/6 MONTH LIBOR—60 MONTH IO	1	199,000	0.04	199,000	7.375	79.60	658	0.00	0.00
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Original Prepayment Penalty Term of the Aggregate Mortgage Loans
Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
None	443	104,154,955	23.35	235,113	8.991	80.03	625	59.92	0.31
6	5	779,455	0.17	155,891	10.008	82.91	603	80.11	0.00
12	95	31,817,707	7.13	334,923	8.428	78.04	633	59.64	0.00
24	687	168,204,106	37.72	244,839	8.535	80.16	617	66.35	0.19
30	2	358,883	0.08	179,442	8.754	90.00	639	100.00	0.00
36	614	140,652,349	31.54	229,075	7.834	76.63	631	69.00	0.04
Total:	1,846	445,967,455	100.00	241,586	8.415	78.88	624	65.25	0.16

Next Adjustment Date of the Adjustable-Rate Aggregate Mortgage Loans
Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
2007-11	1	289,786	0.09	289,786	9.100	82.73	612	100.00	0.00
2007-12	1	82,443	0.03	82,443	11.200	88.71	586	100.00	0.00
2009-01	10	2,324,973	0.75	232,497	7.827	76.66	603	49.14	0.00
2009-02	8	1,475,970	0.48	184,496	9.001	71.39	558	52.24	0.00
2009-03	4	837,766	0.27	209,441	7.836	81.11	665	65.45	0.00
2009-04	20	6,077,316	1.97	303,866	8.012	87.92	651	88.66	0.00
2009-05	176	47,070,886	15.23	267,448	8.540	80.40	638	50.87	0.00
2009-06	368	98,278,197	31.81	267,060	8.657	79.38	612	63.45	0.00
2009-07	418	100,259,006	32.45	239,854	8.935	80.69	619	64.65	0.00
2010-01	1	111,828	0.04	111,828	8.990	82.96	582	100.00	0.00
2010-04	3	759,948	0.25	253,316	7.844	82.46	584	100.00	0.00
2010-05	38	9,593,890	3.11	252,471	7.963	78.42	627	53.42	0.00
2010-06	25	7,649,150	2.48	305,966	8.512	80.98	631	56.73	0.00
2010-07	14	3,625,734	1.17	258,981	9.080	83.57	608	78.89	0.00
2011-04	1	199,000	0.06	199,000	7.375	79.60	658	0.00	0.00
2011-10	1	486,497	0.16	486,497	7.850	81.33	656	0.00	0.00
2012-01	2	444,766	0.14	222,383	7.460	84.25	637	40.75	0.00
2012-03	1	560,000	0.18	560,000	6.990	80.00	629	100.00	0.00
2012-04	13	4,971,076	1.61	382,390	6.867	82.70	690	8.73	0.00
2012-05	22	7,290,194	2.36	331,372	7.787	87.43	686	36.69	0.00
2012-06	22	6,678,424	2.16	303,565	7.483	78.40	641	77.43	0.00
2012-07	31	9,122,588	2.95	294,277	8.170	81.75	653	63.56	0.00
2017-04	1	780,000	0.25	780,000	6.775	80.00	704	0.00	0.00
Total:	1,181	308,969,439	100.00	261,617	8.588	80.45	625	60.64	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans
Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
4.000 or less	56	17,272,053	5.59	308,430	7.587	81.94	655	47.11	0.00
4.001 to 4.500	3	770,915	0.25	256,972	6.374	76.33	697	79.65	0.00
4.501 to 5.000	23	5,399,962	1.75	234,781	8.405	80.11	612	77.52	0.00
5.001 to 5.500	199	54,539,385	17.65	274,067	8.421	78.64	617	57.42	0.00
5.501 to 6.000	641	163,148,593	52.80	254,522	8.619	81.41	631	56.64	0.00
6.001 to 6.500	152	42,741,701	13.83	281,195	8.939	79.45	609	70.21	0.00
6.501 to 7.000	44	11,463,623	3.71	260,537	8.716	78.49	608	73.08	0.00
7.001 to 7.500	33	6,526,366	2.11	197,769	9.004	73.65	583	86.62	0.00
7.501 to 8.000	28	6,947,015	2.25	248,108	9.262	85.04	619	93.53	0.00
8.001 to 8.500	1	107,883	0.03	107,883	9.040	80.00	641	100.00	0.00
8.501 to 9.000	1	51,943	0.02	51,943	10.940	80.00	581	100.00	0.00
Total:	1,181	308,969,439	100.00	261,617	8.588	80.45	625	60.64	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans
Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
4.500 or less	3	589,750	0.19	196,583	6.995	80.00	705	11.12	0.00
4.501 to 5.000	15	2,837,282	0.92	189,152	9.500	84.16	605	74.52	0.00
5.001 to 5.500	13	2,857,280	0.92	219,791	7.747	73.42	643	78.80	0.00
5.501 to 6.000	576	144,697,332	46.83	251,211	8.638	81.74	632	59.97	0.00
6.001 to 6.500	122	36,707,118	11.88	300,878	8.723	78.72	608	72.12	0.00
6.501 to 7.000	50	15,308,211	4.95	306,164	7.722	73.68	633	51.10	0.00
7.001 to 7.500	70	22,524,532	7.29	321,779	7.572	78.62	631	74.49	0.00
7.501 to 8.000	71	20,868,080	6.75	293,917	7.809	79.64	633	62.69	0.00
8.001 to 8.500	68	19,025,062	6.16	279,780	8.317	81.58	623	44.10	0.00
8.501 to 9.000	43	12,153,066	3.93	282,629	8.803	81.18	629	50.76	0.00
9.001 to 9.500	40	10,189,074	3.30	254,727	9.253	81.25	597	60.67	0.00
9.501 to 10.000	52	9,147,833	2.96	175,920	9.793	80.83	605	50.46	0.00
10.001 to 10.500	22	4,522,538	1.46	205,570	10.258	80.86	604	60.97	0.00
10.501 to 11.000	22	4,826,602	1.56	219,391	10.709	81.56	583	48.89	0.00
11.001 to 11.500	7	1,173,497	0.38	167,642	11.228	78.29	568	23.67	0.00
11.501 to 12.000	7	1,542,183	0.50	220,312	11.698	82.21	575	80.43	0.00
Total:	1,181	308,969,439	100.00	261,617	8.588	80.45	625	60.64	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans
Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
10.001 to 10.500	1	125,898	0.04	125,898	7.075	47.55	628	100.00	0.00
11.001 to 11.500	5	1,958,388	0.63	391,678	6.585	78.49	689	42.61	0.00
11.501 to 12.000	18	8,159,659	2.64	453,314	6.276	77.32	655	59.03	0.00
12.001 to 12.500	30	10,126,953	3.28	337,565	6.665	80.03	650	72.20	0.00
12.501 to 13.000	60	18,973,016	6.14	316,217	6.871	75.53	642	71.67	0.00
13.001 to 13.500	112	37,308,350	12.08	333,110	7.353	80.38	637	75.20	0.00
13.501 to 14.000	144	40,990,275	13.27	284,655	7.807	78.15	629	68.29	0.00
14.001 to 14.500	148	42,878,285	13.88	289,718	8.315	80.50	618	60.48	0.00
14.501 to 15.000	163	46,179,516	14.95	283,310	8.783	81.56	625	58.32	0.00
15.001 to 15.500	113	27,731,707	8.98	245,413	9.261	81.88	615	54.93	0.00
15.501 to 16.000	138	27,889,497	9.03	202,098	9.775	80.68	607	56.19	0.00
16.001 to 16.500	78	17,381,367	5.63	222,838	10.255	83.17	618	44.59	0.00
16.501 to 17.000	74	14,300,646	4.63	193,252	10.756	82.12	608	43.78	0.00
17.001 to 17.500	45	7,288,438	2.36	161,965	11.261	83.48	602	43.26	0.00
17.501 to 18.000	42	6,644,191	2.15	158,195	11.727	84.40	620	53.11	0.00
18.001 to 18.500	8	871,061	0.28	108,883	12.237	90.11	672	18.13	0.00
18.501 to 19.000	2	162,191	0.05	81,095	12.572	87.77	663	0.00	0.00
Total:	1,181	308,969,439	100.00	261,617	8.588	80.45	625	60.64	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans
Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1.000	1	289,786	0.09	289,786	9.100	82.73	612	100.00	0.00
1.500	746	191,238,965	61.90	256,353	8.752	80.98	624	62.38	0.00
2.000	4	1,418,959	0.46	354,740	8.821	81.17	668	48.19	0.00
3.000	402	105,474,100	34.14	262,373	8.419	78.89	619	60.98	0.00
5.000	28	10,547,629	3.41	376,701	7.258	86.36	686	26.36	0.00
Total:	1,181	308,969,439	100.00	261,617	8.588	80.45	625	60.64	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans
Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1.000	401	105,537,699	34.16	263,186	8.418	78.92	619	61.01	0.00
1.500	746	191,238,965	61.90	256,353	8.752	80.98	624	62.38	0.00
2.000	34	12,192,775	3.95	358,611	7.486	85.44	681	30.26	0.00
Total:	1,181	308,969,439	100.00	261,617	8.588	80.45	625	60.64	0.00

Collateral Summary for the Group II Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively.
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	337
Aggregate Current Principal Balance:	$128,510,010
Average Current Principal Balance:	$381,335	$35,769-$926,915
Aggregate Original Principal Balance:	$128,621,162
Average Original Principal Balance:	$381,665	$35,800-$927,500
Fully Amortizing Non-IO Mortgage Loans:	31.10%
Fully Amortizing IO Mortgage Loans:	5.56%
Balloon Loans:	63.34%
1st Lien:	99.75%
Wtd. Avg. Gross Coupon:	8.030%	5.450%-12.250%
Wtd. Avg. Original Term(months):	359	180-360
Wtd. Avg. Remaining Term(months):	357	176-359
Wtd. Avg. Margin (ARM Loan Only):	5.736%	2.250%-8.000%
Maximum Interest Rate (ARM Loans Only):	14.106%	11.490%-18.250%
Minimum Interest Rate (ARM Loans Only):	6.925%	5.000%-11.625%
Wtd. Avg. Original LTV(1):	79.37%	28.00%-100.00%
Wtd. Avg. Borrower FICO(2):	632	508-788
Geographic Distribution (Top 5):	California	48.57%
	New York	9.10%
	Florida	7.19%
	Washington	6.84%
	Texas	4.31%

(1)	References to original loan-to-value ratios are references to original combined loan-to-value ratios with respect to second lien Mortgage Loans.
(2)	References to FICO are references to FICO scores at origination.

Originators of the Group II Mortgage Loans
Originator	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Option One Mortgage	196	67,647,437	52.64	345,140	8.260	79.53	625	64.49	0.00
Fieldstone	123	51,982,961	40.45	422,626	7.704	78.34	641	49.13	0.61
Decision One	15	7,833,767	6.10	522,251	8.243	84.28	643	94.65	0.00
EquiFirst	3	1,045,844	0.81	348,615	7.739	82.82	553	100.00	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Current Unpaid Principal Balance of the Group II Mortgage Loans
Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
50,000.00 or less	2	85,754	0.07	42,877	11.883	73.91	636	100.00	41.71
50,000.01 to 100,000.00	34	2,666,770	2.08	78,434	9.984	76.93	619	74.05	5.56
100,000.01 to 150,000.00	54	6,508,622	5.06	120,530	9.181	74.78	600	81.93	2.05
150,000.01 to 200,000.00	24	4,083,429	3.18	170,143	7.934	77.96	600	87.67	0.00
200,000.01 to 250,000.00	8	1,825,110	1.42	228,139	7.642	77.92	612	61.78	0.00
250,000.01 to 300,000.00	9	2,508,715	1.95	278,746	7.865	76.75	604	44.50	0.00
300,000.01 to 350,000.00	3	968,750	0.75	322,917	7.161	60.56	558	67.51	0.00
400,000.01 to 450,000.00	50	21,687,316	16.88	433,746	7.995	79.99	632	57.97	0.00
450,000.01 to 500,000.00	42	19,914,054	15.50	474,144	7.730	79.63	627	66.83	0.00
500,000.01 to 550,000.00	38	19,818,178	15.42	521,531	7.977	80.65	628	60.61	0.00
550,000.01 to 600,000.00	24	13,749,229	10.70	572,885	7.810	83.30	647	58.10	0.00
600,000.01 to 650,000.00	17	10,737,493	8.36	631,617	8.306	78.14	645	29.34	0.00
650,000.01 to 700,000.00	10	6,734,076	5.24	673,408	7.610	81.45	638	80.04	0.00
700,000.01 to 750,000.00	12	8,824,442	6.87	735,370	7.674	79.48	668	58.12	0.00
750,000.01 to 800,000.00	5	3,892,775	3.03	778,555	7.903	72.04	643	39.90	0.00
800,000.01 to 850,000.00	1	818,161	0.64	818,161	8.650	85.00	606	100.00	0.00
900,000.01 to 950,000.00	4	3,687,136	2.87	921,784	8.877	77.73	636	49.78	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Current Mortgage Rates of the Group II Mortgage Loans
Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
5.001 to 5.500	2	891,460	0.69	445,730	5.469	76.09	771	100.00	0.00
5.501 to 6.000	10	5,433,828	4.23	543,383	5.882	72.49	659	86.57	0.00
6.001 to 6.500	12	5,715,441	4.45	476,287	6.342	77.30	643	82.41	0.00
6.501 to 7.000	43	17,701,610	13.77	411,665	6.832	75.50	648	65.53	0.00
7.001 to 7.500	49	22,507,171	17.51	459,330	7.296	80.94	642	65.96	0.00
7.501 to 8.000	52	20,488,396	15.94	394,008	7.831	78.51	630	56.99	0.00
8.001 to 8.500	44	17,772,671	13.83	403,924	8.332	79.72	610	57.98	0.00
8.501 to 9.000	35	14,877,053	11.58	425,059	8.749	82.77	631	58.12	0.00
9.001 to 9.500	18	6,659,856	5.18	369,992	9.308	84.22	626	52.29	0.00
9.501 to 10.000	18	4,456,044	3.47	247,558	9.744	77.63	607	51.92	0.00
10.001 to 10.500	15	4,280,866	3.33	285,391	10.264	81.02	617	37.16	0.00
10.501 to 11.000	14	4,367,312	3.40	311,951	10.748	81.82	617	7.20	1.64
11.001 to 11.500	9	1,653,387	1.29	183,710	11.265	83.76	605	69.28	12.72
11.501 to 12.000	15	1,617,662	1.26	107,844	11.750	76.62	581	86.62	2.21
12.001 to 12.500	1	87,253	0.07	87,253	12.250	90.00	681	0.00	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Credit Scores of the Group II Mortgage Loans
Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
500 to 519	2	411,691	0.32	205,846	10.820	50.27	509	28.40	0.00
520 to 539	5	1,557,619	1.21	311,524	9.604	78.94	535	71.71	0.00
540 to 559	26	8,756,454	6.81	336,787	8.702	69.50	550	81.89	0.00
560 to 579	32	9,035,137	7.03	282,348	8.139	74.98	568	78.88	0.00
580 to 599	43	15,841,503	12.33	368,407	8.358	76.67	589	68.89	0.00
600 to 619	55	18,320,531	14.26	333,101	8.302	80.51	610	57.78	0.00
620 to 639	54	20,073,239	15.62	371,727	7.769	82.72	628	73.54	0.00
640 to 659	49	22,214,839	17.29	453,364	8.048	81.15	649	54.27	0.00
660 to 679	27	10,564,768	8.22	391,288	8.132	83.19	670	60.54	3.01
680 to 699	19	7,668,896	5.97	403,626	7.215	81.17	688	56.75	0.00
700 to 719	9	5,354,846	4.17	594,983	6.876	76.12	707	29.07	0.00
720 to 739	4	2,388,805	1.86	597,201	6.740	81.10	733	24.42	0.00
740 to 759	5	2,538,890	1.98	507,778	7.552	83.64	743	0.00	0.00
760 to 779	5	2,881,097	2.24	576,219	7.491	77.15	769	30.94	0.00
780 to 799	2	901,695	0.70	450,848	9.527	88.52	787	0.00	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

DTI Ratios of the Group II Mortgage Loans
Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
N/A	7	2,721,551	2.12	388,793	8.204	79.33	684	0.00	0.00
30.00 or less	43	14,123,767	10.99	328,460	8.254	79.08	627	76.75	0.00
30.01 to 35.00	45	17,047,075	13.27	378,824	7.525	77.24	666	46.91	1.23
35.01 to 40.00	53	17,982,164	13.99	339,286	8.199	78.89	634	50.39	0.60
40.01 to 45.00	61	23,210,468	18.06	380,499	8.271	78.91	633	46.57	0.00
45.01 to 50.00	76	30,144,012	23.46	396,632	8.081	78.32	619	56.63	0.00
50.01 to 55.00	48	20,806,853	16.19	433,476	7.829	83.34	619	93.12	0.00
55.01 or more	4	2,474,119	1.93	618,530	7.608	82.78	610	100.00	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Lien Status of the Group II Mortgage Loans
Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
First Lien	333	128,192,434	99.75	384,962	8.022	79.32	632	60.31	0.00
Second Lien	4	317,576	0.25	79,394	11.276	99.44	669	100.00	100.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Original LTV Ratios of the Group II Mortgage Loans(1)
Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
50.00 or less	10	2,062,214	1.60	206,221	8.212	37.43	608	33.21	0.00
50.01 to 55.00	4	1,441,272	1.12	360,318	7.886	52.90	612	12.06	0.00
55.01 to 60.00	8	1,846,882	1.44	230,860	8.461	57.17	571	78.59	0.00
60.01 to 65.00	22	7,768,869	6.05	353,130	7.849	64.12	600	52.20	0.00
65.01 to 70.00	32	12,909,053	10.05	403,408	7.755	68.46	621	55.76	0.00
70.01 to 75.00	34	12,953,361	10.08	380,981	7.493	73.83	638	54.17	0.00
75.01 to 80.00	87	35,656,665	27.75	409,847	7.864	79.67	633	58.14	0.00
80.01 to 85.00	52	19,435,201	15.12	373,754	8.131	84.40	634	59.19	0.00
85.01 to 90.00	76	30,786,087	23.96	405,080	8.325	89.65	643	70.65	0.00
90.01 to 95.00	3	758,406	0.59	252,802	10.475	95.00	649	22.36	4.72
95.01 to 100.00	9	2,891,998	2.25	321,333	9.396	100.00	662	100.00	9.74
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

(1)	References to original loan-to-value ratios are references to original combined loan-to-value ratios with respect to second lien Mortgage Loans.

Documentation Levels of the Group II Mortgage Loans
Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Full (24+ months)—24+ Months Income Verification	64	25,218,289	19.62	394,036	7.491	79.20	633	100.00	0.14
Full (12+ months)—12-23 Months Income Verification	158	52,409,252	40.78	331,704	7.961	81.34	613	100.00	0.54
Limited—6 Months Income Verification	1	647,941	0.50	647,941	8.850	90.00	651	0.00	0.00
Streamlined—Stated Income / Verified Assets	65	28,786,725	22.40	442,873	8.078	77.89	649	0.00	0.00
Stated—Stated Income / Stated Assets	42	18,726,251	14.57	445,863	8.820	75.97	649	0.00	0.00
No Ratio—No Income / Verified Assets	1	511,660	0.40	511,660	7.500	80.00	590	0.00	0.00
No Doc—No Income / No Assets	6	2,209,891	1.72	368,315	8.367	79.17	706	0.00	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Purpose of the Group II Mortgage Loans
Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Cash Out Refinance	228	89,788,112	69.87	393,808	7.973	77.25	626	61.20	0.00
Purchase	68	24,911,389	19.38	366,344	8.536	86.90	655	50.92	1.27
Rate & Term Refinance	41	13,810,508	10.75	336,842	7.488	79.58	628	72.33	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Property Types of the Group II Mortgage Loans
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Single Family	258	94,996,491	73.92	368,203	8.028	79.16	627	63.75	0.19
Planned Unit Development	46	20,381,998	15.86	443,087	7.745	77.97	646	48.05	0.00
Two- to Four- Family	19	8,576,857	6.67	451,414	8.242	82.12	667	50.02	1.56
Condominium	14	4,554,664	3.54	325,333	8.939	84.66	614	65.50	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Occupancy Status of the Group II Mortgage Loans
Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Owner Occupied	314	122,541,528	95.36	390,260	7.962	79.22	630	61.40	0.23
Investor Occupied	21	4,949,230	3.85	235,678	9.336	83.57	684	37.63	0.72
Second Home	2	1,019,252	0.79	509,626	9.841	76.83	593	51.01	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Geographic Distribution of the Mortgage Properties Related to the Group II Mortgage Loans
Geographic Distribution	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Southern California	90	46,227,290	35.97	513,637	7.562	78.35	634	58.37	0.29
Northern California	33	16,186,637	12.60	490,504	8.103	79.40	630	54.05	0.44
New York	22	11,693,023	9.10	531,501	7.960	79.95	649	48.17	0.00
Florida	39	9,241,464	7.19	236,961	8.716	79.03	611	59.70	0.00
Washington	21	8,789,416	6.84	418,544	7.353	80.17	629	85.14	0.00
Texas	32	5,532,985	4.31	172,906	8.836	82.74	625	57.56	0.00
New Jersey	8	4,769,458	3.71	596,182	8.610	82.65	687	59.66	0.00
Nevada	10	2,991,329	2.33	299,133	7.280	75.05	646	56.16	0.00
Maryland	8	2,272,916	1.77	284,115	9.663	86.37	612	77.02	0.00
Arizona	5	2,259,250	1.76	451,850	7.923	82.45	648	56.72	3.40
Other	69	18,546,241	14.43	268,786	8.699	78.90	616	67.51	0.19
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Zip Code Distribution of the Mortgage Properties Related to the Group II Mortgage Loans
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
90068	2	1,673,373	1.30	836,686	7.455	82.73	641	54.59	0.00
90706	2	1,141,037	0.89	570,519	8.940	92.58	634	48.39	0.00
91342	2	1,112,090	0.87	556,045	7.682	72.98	584	41.59	0.00
95127	2	1,076,013	0.84	538,006	7.644	82.57	638	48.68	0.00
90712	2	1,068,854	0.83	534,427	7.578	85.21	620	52.13	0.00
92508	2	1,051,292	0.82	525,646	6.548	77.51	634	50.17	0.00
95020	2	1,015,016	0.79	507,508	7.051	72.53	640	100.00	0.00
90731	2	979,806	0.76	489,903	8.090	74.12	580	56.72	0.00
91001	2	979,091	0.76	489,546	7.373	79.04	572	100.00	0.00
93551	2	973,276	0.76	486,638	8.102	87.77	631	55.46	0.00
Other	317	117,440,161	91.39	370,474	8.066	79.22	633	60.46	0.27
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Original Term to Maturity of the Group II Mortgage Loans
Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
180 or less	7	628,640	0.49	89,806	9.945	85.63	630	100.00	50.52
181 to 240	2	188,835	0.15	94,418	10.531	81.09	574	55.47	0.00
301 to 360	328	127,692,535	99.36	389,307	8.017	79.33	632	60.22	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Remaining Term to Maturity of the Group II Mortgage Loans
Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
180 or less	7	628,640	0.49	89,806	9.945	85.63	630	100.00	50.52
181 to 240	2	188,835	0.15	94,418	10.531	81.09	574	55.47	0.00
301 to 360	328	127,692,535	99.36	389,307	8.017	79.33	632	60.22	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Product Type of the Group II Mortgage Loans
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
2/6 MONTH LIBOR—40 YR AMTERM	74	35,418,707	27.56	478,631	8.252	80.18	619	56.67	0.00
2/6 MONTH LIBOR—50 YR AMTERM	43	20,826,244	16.21	484,331	7.900	82.44	632	62.87	0.00
30YR FXD	70	17,958,326	13.97	256,548	7.652	75.07	638	68.68	0.00
2/6 MONTH LIBOR	56	17,633,248	13.72	314,879	9.107	78.36	627	60.00	0.00
BALLOON OTHER—40 YR AMTERM	27	8,609,558	6.70	318,873	7.551	76.74	610	67.74	0.00
3/6 MONTH LIBOR—40 YR AMTERM	13	7,233,118	5.63	556,394	7.918	82.52	643	56.70	0.00
BALLOON OTHER—50 YR AMTERM	10	3,295,208	2.56	329,521	7.404	78.83	606	100.00	0.00
5/1 ARM 1 YR LIBOR—120 MONTH IO	5	2,981,795	2.32	596,359	6.969	83.72	706	14.75	0.00
5/6 MONTH LIBOR	6	2,743,295	2.13	457,216	8.147	79.51	681	55.30	0.00
5/6 MONTH LIBOR—40 YR AMTERM	4	2,127,802	1.66	531,950	7.063	74.94	651	53.36	0.00
5/6 MONTH LIBOR—50 YR AMTERM	4	2,123,349	1.65	530,837	6.493	78.18	673	55.93	0.00
2/6 MONTH LIBOR—60 MONTH IO	4	1,863,800	1.45	465,950	8.080	77.11	657	72.74	0.00
3/6 MONTH LIBOR—50 YR AMTERM	2	1,009,417	0.79	504,708	7.041	76.87	641	46.53	0.00
10/1 ARM 1YR LIBOR—120 MONTH IO	1	780,000	0.61	780,000	6.775	80.00	704	0.00	0.00
5/1 ARM 1 YR LIBOR	1	645,696	0.50	645,696	6.629	80.00	687	0.00	0.00
5/1 ARM 1 YR LIBOR—60 MONTH IO	1	560,000	0.44	560,000	6.990	80.00	629	100.00	0.00
2/6 MONTH LIBOR—120 MONTH IO	1	536,000	0.42	536,000	8.600	80.00	617	100.00	0.00
3/6 MONTH LIBOR	4	487,525	0.38	121,881	8.622	80.37	611	79.11	0.00
BALLOON OTHER—45 YR AMTERM	1	439,748	0.34	439,748	6.750	80.00	642	0.00	0.00
30YR FXD—60 MONTH IO	1	419,700	0.33	419,700	6.750	85.00	741	0.00	0.00
15YR BALLOON	4	317,576	0.25	79,394	11.276	99.44	669	100.00	100.00
15YR FXD	3	311,064	0.24	103,688	8.585	71.53	591	100.00	0.00
20YR FXD	2	188,835	0.15	94,418	10.531	81.09	574	55.47	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Original Prepayment Penalty Term of the Group II Mortgage Loans
Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
None	54	19,921,889	15.50	368,924	8.826	80.80	644	54.69	0.57
12	21	10,679,153	8.31	508,531	8.342	78.13	633	50.79	0.00
24	133	55,485,808	43.18	417,187	8.128	80.35	620	62.51	0.37
36	129	42,423,161	33.01	328,862	7.449	77.72	642	62.75	0.00
Total:	337	128,510,010	100.00	381,335	8.030	79.37	632	60.41	0.25

Next Adjustment Date of the Adjustable-Rate Group II Mortgage Loans
Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
2009-01	2	974,095	1.00	487,047	7.661	82.29	550	100.00	0.00
2009-04	4	2,024,571	2.09	506,143	8.540	95.45	684	100.00	0.00
2009-05	37	17,092,167	17.63	461,950	8.260	82.53	655	47.93	0.00
2009-06	78	34,061,997	35.13	436,692	8.358	79.89	612	61.15	0.00
2009-07	57	22,125,169	22.82	388,161	8.426	77.75	621	61.53	0.00
2010-04	1	511,240	0.53	511,240	7.125	80.00	589	100.00	0.00
2010-05	8	3,627,927	3.74	453,491	7.775	81.65	643	47.23	0.00
2010-06	6	3,396,859	3.50	566,143	8.197	81.11	654	45.27	0.00
2010-07	4	1,194,033	1.23	298,508	7.446	84.62	616	100.00	0.00
2011-10	1	486,497	0.50	486,497	7.850	81.33	656	0.00	0.00
2012-03	1	560,000	0.58	560,000	6.990	80.00	629	100.00	0.00
2012-04	3	2,137,529	2.20	712,510	6.590	80.00	710	0.00	0.00
2012-05	3	1,489,962	1.54	496,654	7.365	87.44	691	29.52	0.00
2012-06	5	2,551,634	2.63	510,327	6.209	73.07	646	88.26	0.00
2012-07	8	3,956,316	4.08	494,539	7.962	80.27	686	40.13	0.00
2017-04	1	780,000	0.80	780,000	6.775	80.00	704	0.00	0.00
Total:	219	96,969,995	100.00	442,785	8.158	80.34	633	57.17	0.00

Gross Margins of the Adjustable-Rate Group II Mortgage Loans
Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
4.000 or less	11	6,642,820	6.85	603,893	7.121	80.39	667	40.27	0.00
4.001 to 4.500	1	432,800	0.45	432,800	5.490	78.73	768	100.00	0.00
4.501 to 5.000	4	1,832,426	1.89	458,106	6.715	74.11	621	100.00	0.00
5.001 to 5.500	47	21,305,073	21.97	453,299	8.112	79.68	627	44.58	0.00
5.501 to 6.000	108	44,459,793	45.85	411,665	8.039	81.06	639	57.31	0.00
6.001 to 6.500	34	14,814,380	15.28	435,717	8.773	78.89	617	63.45	0.00
6.501 to 7.000	7	3,479,440	3.59	497,063	9.308	81.69	613	60.72	0.00
7.001 to 7.500	2	968,982	1.00	484,491	8.504	71.02	578	100.00	0.00
7.501 to 8.000	5	3,034,282	3.13	606,856	9.297	86.96	633	100.00	0.00
Total:	219	96,969,995	100.00	442,785	8.158	80.34	633	57.17	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans
Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
4.501 to 5.000	1	139,702	0.14	139,702	11.150	65.00	575	100.00	0.00
5.001 to 5.500	5	992,246	1.02	198,449	7.323	75.79	668	100.00	0.00
5.501 to 6.000	94	38,565,726	39.77	410,274	7.973	80.44	637	61.41	0.00
6.001 to 6.500	31	14,540,226	14.99	469,040	8.494	77.76	617	61.60	0.00
6.501 to 7.000	12	6,829,889	7.04	569,157	7.774	75.49	646	30.77	0.00
7.001 to 7.500	19	10,751,564	11.09	565,872	7.363	80.99	642	69.76	0.00
7.501 to 8.000	15	7,549,957	7.79	503,330	7.821	79.75	639	44.39	0.00
8.001 to 8.500	16	6,906,180	7.12	431,636	8.341	82.32	610	41.56	0.00
8.501 to 9.000	7	3,593,945	3.71	513,421	8.786	82.57	660	61.89	0.00
9.001 to 9.500	6	2,392,311	2.47	398,718	9.268	85.90	609	75.89	0.00
9.501 to 10.000	5	1,388,298	1.43	277,660	9.811	89.38	661	45.89	0.00
10.001 to 10.500	2	1,045,500	1.08	522,750	10.219	100.00	649	100.00	0.00
10.501 to 11.000	5	2,157,526	2.22	431,505	10.621	82.52	589	0.00	0.00
11.501 to 12.000	1	116,927	0.12	116,927	11.625	67.63	512	100.00	0.00
Total:	219	96,969,995	100.00	442,785	8.158	80.34	633	57.17	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans
Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
11.001 to 11.500	2	1,192,632	1.23	596,316	6.133	79.54	730	36.29	0.00
11.501 to 12.000	10	5,696,988	5.88	569,699	6.308	75.75	655	58.51	0.00
12.001 to 12.500	10	4,870,178	5.02	487,018	6.614	82.60	651	78.44	0.00
12.501 to 13.000	16	7,620,898	7.86	476,306	6.832	75.92	643	67.85	0.00
13.001 to 13.500	29	15,241,176	15.72	525,558	7.271	81.15	645	70.91	0.00
13.501 to 14.000	33	14,424,845	14.88	437,117	7.821	78.01	637	56.27	0.00
14.001 to 14.500	30	14,781,115	15.24	492,704	8.327	80.19	611	53.42	0.00
14.501 to 15.000	28	13,308,347	13.72	475,298	8.753	83.56	632	61.22	0.00
15.001 to 15.500	16	6,332,732	6.53	395,796	9.304	83.96	628	49.82	0.00
15.501 to 16.000	12	3,754,764	3.87	312,897	9.738	77.07	611	45.11	0.00
16.001 to 16.500	9	3,441,020	3.55	382,336	10.238	84.71	635	30.38	0.00
16.501 to 17.000	11	3,944,610	4.07	358,601	10.754	81.65	620	4.26	0.00
17.001 to 17.500	4	1,219,975	1.26	304,994	11.263	80.79	588	58.36	0.00
17.501 to 18.000	8	1,053,462	1.09	131,683	11.744	79.03	564	88.55	0.00
18.001 to 18.500	1	87,253	0.09	87,253	12.250	90.00	681	0.00	0.00
Total:	219	96,969,995	100.00	442,785	8.158	80.34	633	57.17	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans
Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1.500	136	55,542,471	57.28	408,401	8.313	79.63	628	59.90	0.00
3.000	75	36,460,034	37.60	486,134	8.092	81.17	634	58.04	0.00
5.000	8	4,967,491	5.12	620,936	6.897	82.23	694	20.13	0.00
Total:	219	96,969,995	100.00	442,785	8.158	80.34	633	57.17	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans
Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1.000	75	36,460,034	37.60	486,134	8.092	81.17	634	58.04	0.00
1.500	136	55,542,471	57.28	408,401	8.313	79.63	628	59.90	0.00
2.000	8	4,967,491	5.12	620,936	6.897	82.23	694	20.13	0.00
Total:	219	96,969,995	100.00	442,785	8.158	80.34	633	57.17	0.00